                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 REINSURANCE GROUP OF AMERICA, INCORPORATED
              (Name of Registrant as Specified in Its Charter)


    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total Fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

[RGA logo]
Reinsurance Group
of America, Incorporated(R)


                        NOTICE OF THE ANNUAL MEETING OF
                              THE SHAREHOLDERS OF
                  REINSURANCE GROUP OF AMERICA, INCORPORATED


                                                        Chesterfield, Missouri
                                                                 April 9, 2008

TO THE SHAREHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED

         The Annual Meeting of the Shareholders of Reinsurance Group of America, Incorporated will be held at the Company's offices located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri on May 21, 2008, commencing at 2:00 p.m., at which meeting only holders of record of the Company's common stock at the close of business on March 21, 2008 will be entitled to vote, for the following purposes:

         1.   To elect two directors for terms expiring in 2011;

         2.   To approve the Company's 2008 Management Incentive Plan;

         3.   To approve an amendment to the Company's Flexible Stock Plan;
              and

         4. To transact such other business as may properly come before the meeting.


                                      REINSURANCE GROUP OF AMERICA, INCORPORATED

                                            By /s/ Steven A. Kandarian

                                                 Steven A. Kandarian
                                                 Chairman of the Board




                                               /s/ James E. Sherman

                                                 James E. Sherman
                                                 Secretary

                                                   TABLE OF CONTENTS
                                                   -----------------

                                                                                                              PAGE NO.
                                                                                                              --------

Notice of the Annual Meeting of Shareholders......................................................................i

Information About the 2008 Annual Meeting and Proxy Voting........................................................1

Proxy Statement...................................................................................................1

Item 1 - Election of Directors....................................................................................2

     Corporate Governance.........................................................................................4

     Board of Directors and Committees............................................................................5

     Compensation Discussion and Analysis.........................................................................7

     Compensation Committee Report...............................................................................18

     Executive Compensation......................................................................................18

         Summary Compensation Table..............................................................................18

         Grants of Plan-Based Awards in 2007.....................................................................19

         Outstanding Equity Awards at 2007 Fiscal Year-End.......................................................21

         Option Exercises and Stock Vested During Fiscal 2007....................................................24

         Pension Benefits in Fiscal 2007.........................................................................25

         Nonqualified Deferred Compensation in Fiscal 2007.......................................................27

         Potential Payments Upon Termination or Change of Control................................................28

         Director Compensation...................................................................................29

     Securities Ownership of Directors, Management and Certain Beneficial Owners.................................30

     Certain Relationships and Related Person Transactions.......................................................33

     Independent Auditor.........................................................................................35

Item 2 - Approval of 2008 Management Incentive Plan..............................................................36

Item 3 - Approval of Amendment to the Flexible Stock Plan........................................................39

Equity Compensation Plan Information.............................................................................44

Additional Information...........................................................................................45

          INFORMATION ABOUT THE 2008 ANNUAL MEETING AND PROXY VOTING

EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


[RGA logo]

Reinsurance Group
of America, Incorporated(R)
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

-------------------------------------------------------------------------------

                                PROXY STATEMENT
                                    FOR THE
                      ANNUAL MEETING OF THE SHAREHOLDERS
                            TO BE HELD MAY 21, 2008
                  AT RGA'S OFFICES IN CHESTERFIELD, MISSOURI

-------------------------------------------------------------------------------

         This Proxy Statement is furnished to the holders of common stock of Reinsurance Group of America, Incorporated (the "Company" or "RGA") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders to be held at 2:00 p.m. May 21, 2008, and all adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. Such holders are hereinafter referred to as the "Shareholders." The Company is first mailing this Proxy Statement and the enclosed Annual Report to Shareholders for the fiscal year ended December 31, 2007, on or about April 9, 2008.

         Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock can be voted only when represented by a properly executed proxy.

         Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The close of business on March 21, 2008 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting of the Shareholders. As of the record date, approximately 62,233,223 shares of common stock were outstanding and entitled to be voted at such meeting. Shareholders will be entitled to cast one vote on each matter for each share of common stock held of record on the record date.

         The Board of Directors of the Company makes this proxy solicitation. The solicitation will primarily be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone or telefax by directors, officers, or regular employees of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD MAY 21, 2008: THIS PROXY STATEMENT AND OUR 2007 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT www.rgare.com.

-------------------------------------------------------------------------------
ITEM 1 - ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

         The first item to be acted upon at the Annual Meeting is the election of two directors of the Company for terms expiring at the Annual Meeting in 2011, or until their respective successors have been elected and have qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES AND CONTINUING DIRECTORS

         The Board of Directors is divided into three classes, each of which generally contains either two or three directors, with the terms of office of each class ending in successive years. Currently, the Board has eight directors, with two vacancies. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the directors has served in his or her principal occupation for the last five fiscal years, unless otherwise indicated.

         Should any one or more of the nominees be unable or, for good cause, unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. All of the nominees are currently directors of the Company. All of the nominees for director have agreed to serve if elected.

VOTE REQUIRED

         The vote required to approve this Item 1 is a majority of the common stock represented in person or by proxy at the Annual Meeting, provided the total vote cast represents over 50% of the shares entitled to vote. As a holder of common stock, MetLife, Inc. ("MetLife") is entitled to vote on this proposal. MetLife beneficially owns and has shared voting power with respect to approximately 52% of our outstanding shares. MetLife has informed us that it intends to vote FOR this Item 1; therefore, approval of this Item 1 by the shareholders is assured. The Company recommends a vote FOR the nominees for election to the Board.

TO BE ELECTED AS DIRECTORS FOR TERMS ENDING IN 2011:                                                     DIRECTOR SINCE
----------------------------------------------------                                                     --------------
         J. CLIFF EASON, 60                                                                                    1993

         Retired President and CEO of Southwestern Bell Telephone, SBC
         Communications, Inc. ("SBC"), a position he held from September 2000 through January 2001. He served as President, Network Services, SBC from October 1999 through September 2000; President, SBC
         International of SBC, from March 1998 until October 1999; President and CEO of Southwestern Bell Telephone Company ("SWBTC") from
         February 1996 until March 1998; President and CEO of Southwestern
         Bell Communications, Inc. from July 1995 through February 1996;
         President of Network Services of SWBTC from July 1993 through June
         1995; and President of Southwestern Bell Telephone Company of the
         Midwest from 1992 to 1993. He held various other positions with Southwestern Bell Communications, Inc. and its subsidiaries prior to 1992, including President of Metromedia Paging from 1991 to 1992. Mr.
         Eason was a director of Williams Communications Group, Inc. until his retirement in January 2001.

         JOSEPH A. REALI, 55                                                                                   2002

         Senior Vice President and Tax Director of Metropolitan Life Insurance
         Company ("Metropolitan Life") since 1999. Mr. Reali has served as the
         MetLife liaison with RGA since July 2002. As Tax Director, Mr. Reali is responsible for corporate tax issues at Metropolitan Life and issues with respect to its holdings in RGA. Mr. Reali joined
         Metropolitan Life in 1977 as an attorney in the Law Department, and in 1985 he became a Vice President in the Tax Department. In 1993 he was appointed Vice

                                      2


         President and Corporate Secretary, and in 1997 he became a Senior
         Vice President. Mr. Reali received a J.D. degree, cum laude, from Fordham University School of Law and an LL.M degree in taxation from New York University Law School. Mr. Reali serves as Counsel and
         Secretary of the Metropolitan Life Foundation. He also serves as a director and officer of a number of MetLife subsidiaries.

TO CONTINUE IN OFFICE UNTIL 2010:
---------------------------------
         WILLIAM J. BARTLETT, 58                                                                               2004

         Retired partner, Ernst & Young Australia. Mr. Bartlett was an accountant and consultant with Ernst & Young for over 35 years and advised numerous clients in the global insurance industry. Mr.
         Bartlett was appointed a partner of Ernst & Young in Sydney, Australia in July 1980, a position he held until his retirement in June 2003. He served as chairman of the firm's global insurance practice from 1991 to 2000, and was chairman of the Australian insurance practice group from 1989 to 1998. He holds several professional memberships in Australia (ACPA and FCA), South Africa
         (CASA), and the United Kingdom (FCMA). Mr. Bartlett is a member of the Australian Life Insurance Actuarial Standards Board and is a consultant to the Australian Financial Reporting Council on Auditor
         Independence.

         ALAN C. HENDERSON, 62                                                                                 2002

         Retired President and Chief Executive Officer of RehabCare Group,
         Inc. ("RehabCare") from June 1998 until June 2003. Prior to becoming
         President and Chief Executive Officer, Mr. Henderson was Executive
         Vice President, Chief Financial Officer and Secretary of RehabCare from 1991 through May 1998. Mr. Henderson was a director of RehabCare from June 1998 to December 2003, Angelica Corporation from March 2001 to June 2003, and General American Capital Corp., a registered investment company, from October 1989 to April 2003.

         A. GREIG WOODRING, 56                                                                                 1993

         President and Chief Executive Officer of the Company since 1993. Mr.
         Woodring headed the reinsurance business at General American Life
         Insurance Company ("General American") from 1986 until the Company's formation in December 1992. He also serves as a director and officer of a number of subsidiaries of the Company.

TO CONTINUE IN OFFICE UNTIL 2009:
---------------------------------
         STUART I. GREENBAUM, 71                                                                               1997

         Professor emeritus at the John M. Olin School of Business at
         Washington University since January 2007. Mr. Greenbaum served as
         Dean of the Olin School of Business from July 1995 to July 2005 and as professor from July 1995 to January 2007. Prior to joining the Olin School of Business, he spent 20 years at the Kellogg Graduate
         School of Management at Northwestern University where he was Director of the Banking Research Center and Norman Strunk Distinguished
         Professor of Financial Institutions. Mr. Greenbaum has served on the Federal Savings and Loan Advisory Council and the Illinois Task Force on Financial Services, and has been a consultant for the American
         Bankers Association, the Bank Administration Institute, the
         Comptroller of the Currency, the Federal Reserve System, and the Federal Home Loan Bank System, among others.

                                      3


         STEVEN A. KANDARIAN, 55                                                                               2007

         Executive Vice President and Chief Investment Officer of MetLife since April 2005. From March 2004 to April 2005, he was an independent financial consultant. Prior to that he was Executive
         Director of the Pension Benefit Guaranty Corporation ("PBGC") from
         December 2001 to February 2004. Before joining the PBGC, he held positions of increasing responsibility at various firms and companies involving private equity, investment banking and corporate mergers and acquisitions.

         GEORGETTE A. PILIGIAN, 43                                                                             2006

         Senior Vice President and Chief Information Officer, Institutional
         Business Metropolitan Life since February 2006. Ms. Piligian joined
         Metropolitan Life in 1987 and has led various transformation efforts and technology departments within the Company. In September of 1999, she was appointed as a Vice President, in 2002 became the Chief
         Information Officer for Corporate Systems and in 2003 became a Senior
         Vice President. Ms. Piligian received her Bachelors Degree in
         Business Computer Information Systems from Hofstra University.

CORPORATE GOVERNANCE

         We have adopted an Employee Code of Business Conduct and Ethics (the "Employee Code"), a Directors' Code of Conduct (the "Directors' Code"), and a Financial Management Code of Professional Conduct (the "Financial Management Code"). The Employee Code applies to all employees and officers of RGA and its subsidiaries. The Directors' Code applies to directors of RGA and its subsidiaries. The Financial Management Code applies to our chief executive officer, chief financial officer, corporate controller, primary financial officers in each business unit, and all professionals in finance and finance-related departments. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting on our website information about amendments to, or waivers from, any provision of the Financial Management Code that applies to our chief executive officer, chief financial officer, and corporate controller.

         In March 2004, the Board of Directors adopted Corporate Governance Guidelines (revised July 2007), a revised Audit Committee Charter, charters for the Compensation Committee and Nominating and Corporate Governance Committee, and Policies on Communications (collectively "Governance Documents"). The Codes and Governance Documents referenced above are available on our website at www.rgare.com. Information on our website does not constitute part of this Proxy Statement. We will provide without charge, upon written or oral request, a copy of any of the Codes of Conduct or Governance Documents. Requests should be directed to Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 by electronic mail (investrelations@rgare.com), or by telephone (636-736-7243).

DIRECTOR INDEPENDENCE

         In accordance with the Corporate Governance Guidelines, the Board undertook reviews of director independence in February 2007 and February 2008. During each of these reviews, the Board received a report from our Law Department noting that there were no transactions or relationships between RGA or its subsidiaries and any of Messrs. Bartlett, Eason, Greenbaum, or Henderson, nor any member of such director's immediate family. The purpose of this review was to determine whether any of those directors had a material relationship with us that would preclude such director from being independent under the listing standards of the New York Stock Exchange ("NYSE") or our Corporate Governance Guidelines.

         As a result of this review, the Board affirmatively determined, in its judgment, that each of the four directors named above are independent of us and our management under the applicable standards. Messrs. Kandarian and Reali and Ms. Piligian are considered non-independent directors because of their status as senior executives or officers of MetLife or its subsidiaries and affiliates. Mr. Woodring is a non-independent director because he is our Chief Executive Officer.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Board of Directors has adopted Policies on Communications, which describes the process for interested parties and shareholders to communicate with our directors and the Board. The Policies on Communications are available on our website at www.rgare.com. Information on our website does not constitute part of this Proxy Statement. Interested parties and shareholders may communicate directly with our directors, including the presiding director, Mr. Kandarian, or with the lead independent director, Mr. Greenbaum, by sending a written communication as follows:

                                General Counsel
                  Reinsurance Group of America, Incorporated
                         1370 Timberlake Manor Parkway
                            Chesterfield, MO 63017

         The Policies on Communications provides that the General Counsel will make a record of the receipt of any such communications. All properly addressed communications will be delivered to the specified recipient(s) not less than once each calendar quarter, and will not be directed to or reviewed by management prior to receipt by such persons.

CONTROLLED COMPANY EXEMPTION

         The listing standards of the NYSE require listed companies to have a Board of Directors that has a majority of independent directors. There is an exemption from this requirement for "controlled companies," which means a company of which more than 50% of the voting power is held by an individual, a group or another company. Controlled companies need not comply with the requirement to have a majority of independent directors or Compensation Committee and Nominating and Corporate Governance Committee, respectively, composed entirely of independent directors. As of February 1, 2008, MetLife beneficially owned approximately 52% of our outstanding shares; therefore, we qualify as a "controlled company" under the NYSE listing standards. We rely on the controlled company exemption in connection with the requirement to have a majority of independent directors. However, we have chosen not to rely on the exemption for the Compensation Committee and Nominating and Corporate Governance Committee and, as of February 20, 2008, the Board determined that, in its judgment, those two Committees were composed entirely of independent directors.

OTHER MATTERS

         In February 2007, the Board designated Mr. Kandarian as the presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which the management director (Mr. Woodring) does not participate. In February 2008, the Board confirmed Mr. Greenbaum as lead independent director.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held a total of five regular meetings and one special meeting during 2007. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he or she served during 2007. We do not have a policy with regard to attendance by Directors at the annual meeting of shareholders. None of the non-management directors attended the 2007 annual meeting of shareholders. The Board of Directors has an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, a Compensation Committee, and a Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

         The Audit Committee met nine times in 2007, and consisted of Messrs. Bartlett (Chairman), Eason, Greenbaum, and Henderson. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor. The Committee oversees our accounting and financial reporting processes, the adequacy of our internal control over financial reporting and disclosure controls and procedures, and the integrity of our financial statements, pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, and reviews the performance of our internal audit function. The Committee also reviews and discusses our filings on Forms 10-K and 10-Q and the financial information in those filings. The Audit Committee works closely with management as well as our independent auditor and internal auditor. A more detailed description of the role and responsibilities of the Audit Committee is set forth in a written charter, adopted by the Board of Directors, which is available on our website (www.rgare.com). Information on our website does not constitute part of this Proxy Statement. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Please see the Policies on Communications, which is available on our website.

         The Board of Directors has determined, in its judgment, that all of the members of the Audit Committee are independent within the meaning of Securities and Exchange Commission ("SEC") regulations applicable to audit committees and the NYSE listing standards. The Board of Directors has determined, in its judgment, that Messrs. Bartlett, Greenbaum and Henderson are qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee Charter provides that members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies, unless he or she satisfactorily demonstrates that they have the ability to devote the time and attention required to serve on multiple audit committees.

COMPENSATION COMMITTEE

         The Compensation Committee met six times during 2007, and consisted of Messrs. Henderson (Chairman), Bartlett, Eason and Greenbaum. The Committee meets as often as necessary to perform its duties and responsibilities, which include establishing and overseeing our general compensation policies, reviewing and approving the performance and compensation of the CEO and certain other executive officers, and reviewing and recommending compensation for other executives and employees to the Board of Directors. A more detailed description of the role and responsibilities of the Compensation Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com). Information on our website does not constitute part of this Proxy Statement. The Board of Directors has determined, in its judgment, that all of the Committee's members are independent within the meaning of the NYSE listing standards.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Henderson, Bartlett, Eason and Greenbaum are not and have never been officers or employees of RGA or any of its subsidiaries. None of our inside directors or officers serve on the compensation committee of another company of which a member of the Compensation Committee is an officer.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Nominating and Corporate Governance Committee met four times in 2007, and consisted of Messrs. Greenbaum (Chairman), Bartlett, Eason and Henderson. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Corporate Governance Guidelines. In addition, the Committee identifies individuals qualified to become members of the Board, consistent with the criteria established by the Board; develops and reviews background information on candidates for the Board; and makes

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

recommendations to the Board regarding such candidates. The Committee also will prepare and supervise the Board's annual review of director independence and the performance of self-evaluations to be conducted by the Board and Committees. A more detailed description of the role and responsibilities of the Nominating and Corporate Governance Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com). Information on our website does not constitute part of this Proxy Statement. The Board of Directors has determined, in its judgment, that all of the Committee's members are independent within the meaning of the NYSE listing standards. Shareholders wishing to propose nominees to the Committee for consideration should notify in writing our Secretary in accordance with the process described in "Additional Information - Shareholder Nominations and Proposals." The Secretary will inform the members of the Committee of such nominees.

COMPENSATION DISCUSSION AND ANALYSIS

         Our Board of Directors has delegated to the Compensation Committee (the "Committee") the authority to establish and oversee our general compensation policies, review the performance and approve the compensation of our CEO and other executive officers, and review and recommend compensation to the Board of Directors for other executives and employees. The Committee also produces an annual report on executive compensation for inclusion in our Proxy Statement. In 2007, the Compensation Committee consisted of Messrs. Henderson (Chairman), Bartlett, Eason, and Greenbaum. RGA Reinsurance Company, one of our wholly owned indirect subsidiaries, employs all of our "executive officers," including the seven officers who were reporting persons for purposes of Section 16 of the Exchange Act on December 31, 2007, except for Graham Watson, who is employed by RGA International Corporation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         We design our compensation philosophy and objectives to:

         o provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives;

         o  align the compensation plans to our business strategies;

         o reinforce our pay for performance culture by making a significant portion of compensation variable and based on company, business unit and individual performance; and

         o align the financial interests of our executives and shareholders through stock-based incentives and by building executive ownership in us.

         We use two key financial performance measures and weights designed to add emphasis to operating earnings to align our compensation plans to our business strategies, reinforce our pay for performance culture using variable compensation based on performance, and align the financial interests of our executives. We measure performance under our management incentive plan (or "MIP") based 75% on annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and 25% on annual consolidated revenues. For our intermediate term bonus plan (or "ITB"), we measure performance based 67% on a compounded annual growth rate for operating earnings per share and 33% on a compounded annual growth rate for revenue, both calculated as of the end of the three-year performance period. Commencing with the 2008 ITB awards, operating return on average equity replaced growth in operating earnings as an ITB measure. The Company has not adopted any policies regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

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

ELEMENTS OF COMPENSATION

         Our compensation program consists of base salary, MIP, ITB, stock options, and retirement and pension benefits. Our base salaries are designed to provide part of a competitive total compensation package that will attract, retain and motivate high-performing executives. The MIP is designed to reinforce our pay for performance culture by making a significant portion of an executive's compensation variable and based on Company, business unit and individual performance. The MIP also aligns compensation with our short-term business strategies. Our ITB and stock options are designed to reinforce our pay for performance culture, align the financial interests of our executives and shareholders, align compensation with our intermediate and long-term business strategies, and provide a significant equity component as part of the total compensation package. Finally, our retirement and pension benefits are designed to provide another part of a competitive total compensation package that permits us to attract and retain key members of our management team.

COMPENSATION CONSULTANT

         In forming its recommendations on our overall compensation program, the Committee has, from time to time, engaged an independent consulting firm to provide advice about competitive compensation practices and determine how our executive compensation compares to that of other comparable companies, including publicly held insurance and reinsurance companies. Prior to 2007, Watson Wyatt, a nationally recognized consulting firm, performed a variety of compensation consulting services with respect to non-executive positions and executive compensation analysis. Following a selection and interview process, in January 2007 the Committee directly engaged Hewitt Associates to advise and assist us with decisions relating to our executive compensation program, including providing advice regarding incentive plan design, annual comprehensive competitive market studies, competitive compensation data for directors, technical advice on disclosure requirements relating to executive compensation, and to apprise the Committee of compensation best practices. Hewitt Associates' initial work consisted of a review of the elements and structure of our total compensation program, analyzing the performance measures used for the MIP and ITB, reviewing executive retirement plans and evaluating alternative peer groups. The initial results of Hewitt Associates' review were discussed in January 2007, and the Committee used input from Hewitt Associates to help the Committee establish executive compensation for 2007.

MANAGEMENT PARTICIPATION AND INVOLVEMENT

         Pursuant to the Compensation Committee charter, the Committee makes all compensation decisions and approves the compensation of our executive officers, and makes compensation recommendations for approval by our Board for all other employees. Management plays a significant role in the compensation-setting process. The most significant aspects of management's role are:

         o  evaluating employee performance;

         o  recommending business performance targets, goals and objectives;
            and

         o recommending salary levels, cash bonus and equity incentive awards.

         Our chief executive officer works with the Committee chair to establish the agenda for Committee meetings. Management also prepares relevant information and reports for each Compensation Committee meeting. Our chief executive officer also participates in Committee meetings at the Committee's request to provide:

         o  background information regarding our strategic objectives;

         o  his evaluation of the performance of the executive officers; and

         o compensation recommendations as to executive officers (other than himself).

         Our executive officers and other members of management are also available to Hewitt Associates or any other compensation consultant to provide information regarding position descriptions, compensation history and other information as requested, and to review draft results provided by the Committee's compensation consultant.

         Three of our directors are senior executives of MetLife, the beneficial owner of approximately 52% of our outstanding common stock as of February 1, 2008. The MetLife directors are invited to attend and participate in Compensation Committee meetings, although they are not voting members of the Committee. From time to time, the MetLife directors provide recommendations or suggestions with respect to our executive compensation arrangements and with respect to the setting of our chief executive officer's compensation.

BENCHMARKING OF COMPENSATION

         In 2005, Watson Wyatt performed an analysis of all elements of our total direct compensation, including a competitive market assessment of the pay levels for our executives at the Senior Vice President level and above, which at that time included 26 positions. The analysis studied multiple published surveys of executive compensation practices and included publicly available information relating to a peer group of 12 publicly traded insurance companies.

         The analysis also included a review of five published surveys, two of which were insurance-specific and three of which were general executive compensation surveys. The scope of the survey review focused on our size in terms of premiums, revenues, and asset levels, and also assessed published survey data with respect to all 26 executive positions. Survey data was collected on companies that were similar to our size based on premiums, revenues and assets, and included specific data for the insurance industry when available. The study of our peers focused on publicly-available information, and thus focused on pay levels for their top five executives, as this is the information that is publicly disclosed. Pay levels for our top five executives were compared to peers based on highest-paid ranking, using total cash compensation. As available, position-specific comparisons were also made.

The peer companies studied in 2006 included:

        Amerus Group Co                         PartnerRe Ltd.
        Berkley (WR) Corp.                      Phoenix Companies Inc.
        Everest Re Group Ltd.                   Protective Life Corp.
        Jefferson-Pilot Corp.                   Renaissance Re Holdings Ltd.
        Nationwide Financial Services           Scottish Re Group Ltd.
        Odyssey Re Holdings Corp.               XL Capital Ltd.

         The Committee defined the peer group based on various metrics, including industry and size. The Committee determined that the peer companies should consist of publicly-traded reinsurers (life and property-casualty) and financial services companies, including direct competitors, which were approximately one-half to 2.5 times our size (based on revenues, assets, and other similar measures). We expect to update the peer company list periodically in order to maintain an appropriate list of companies for pay comparisons as a result of mergers and acquisitions, divestitures, growth in our size and the size of those companies in the peer group, and other changes.

         We used the analysis of Watson Wyatt and subsequent review and input from Hewitt Associates as a starting point for our compensation determinations in 2007 relating to base salary, total cash compensation, long-term incentives and total direct compensation. We considered individual performance, internal pay equity among positions and levels, and the relative importance of positions to us. We also considered our financial performance as demonstrated by revenue and earnings per share and various other factors that differentiate us from our peers. Along with Hewitt Associates' review of our overall performance and future growth targets, we established a compensation strategy that we believe aligns our compensation with the market median in order to allow us to retain our current talent and attract new talent.

         The Committee determines a total compensation package for each of the five executives who are identified in the Summary Compensation Table (whom we refer to as our "named executive officers") that includes base salary, MIP bonus, equity awards, and pension benefits. In determining the targeted overall compensation for our chief executive officer, we considered not only the factors described above, but also our performance over the previous two years. We used a similar analysis to establish the targeted overall compensation for our other named executive officers for 2007.

         We target the median of the peer companies' pay for each element of named executive officer compensation. The elements of compensation we targeted consist of base salary, total cash compensation (base salary + annual incentives), long-term incentive awards (equity grants) and total direct compensation as reported by companies in the peer group (base salary + annual incentives + long-term incentive awards). The review provided by Watson Wyatt in January 2006 indicated that across the named executive officer positions, in aggregate our salaries were at 82% of the peer group median; our total cash compensation was below the peer group median at 61% of the median; our long-term incentive award levels were at 57% of the peer group median; and our aggregate total direct compensation was below the peer group median at 54%. The competitive positioning of the total direct compensation is primarily driven by the relatively low expected value of the long-term incentive awards. The following table illustrates the peer company median data compared to RGA target data for the last three years.

--------------------------------------------------------------------------------------------------------------------
                                            BASE           TOTAL CASH            LONG-TERM          TOTAL DIRECT
                                           SALARY         COMPENSATION           INCENTIVES       COMPENSATION(1)
--------------------------------------------------------------------------------------------------------------------
PEER COMPANY MEDIAN                        $2,633            $5,863                $4,696             $11,630
--------------------------------------------------------------------------------------------------------------------
RGA Named Executive Officer                $2,169            $3,557                $2,670              $6,228
Aggregate (2005)                           (82.4%)           (60.7%)               (56.9%)             (53.6%)
--------------------------------------------------------------------------------------------------------------------
RGA Named Executive Officer                $2,360            $4,238                $3,792              $8,030
Aggregate (2006)                           (89.6%)           (72.3%)               (80.8%)             (69.0%)
--------------------------------------------------------------------------------------------------------------------
RGA Named Executive Officer                $2,560            $4,768                $2,960              $7,728
Aggregate (2007)                           (97.2%)           (81.3%)               (63.0%)             (66.5%)
--------------------------------------------------------------------------------------------------------------------
All dollars in thousands

------------------------
1. The Total Direct Compensation of the peer group is not an arithmetic total of the elements presented in this table, but instead reflects the median Total Direct Compensation of the peer group. The Total Direct Compensation amounts for RGA represent the sum of Total Cash Compensation (which includes Base Salary) and Long-Term Incentives.

COMPANY COMPENSATION POLICIES

BASE SALARIES

         In determining the base salaries of our named executive officers, the Committee considers our compensation compared to that of the relevant market, as determined by a review of published surveys. The Committee also considers recommendations submitted to it by our chief executive officer, who provides the Committee with details as to executive performance as compared to Company performance and the executive's individual and divisional results. In February 2007, based upon an analysis of executive compensation, the recommendations of our chief executive officer, and our subjective evaluation of individual performance, we approved base salary increases for the named executive officers. We were satisfied with the performance of each named executive officer and approved salary increases that averaged 7.6% to more closely align the named executive officers' base compensation with the market median.

         2007 Salaries. In February 2007, based on our compensation strategy,
         -------------
our goals for and analysis of targeted overall compensation, and Company performance during the previous two years, we increased the 2007 base salary for Greig Woodring, our chief executive officer, by 14.2% to $800,000. This amount reflects a level that we concluded was appropriate based on our review of his performance and leadership, and our consideration of factors relating to motivation and retention. We used a similar process to establish the following base salaries for 2007 for the other named executive officers: Jack B. Lay, Senior Executive Vice President and Chief Financial Officer - $420,000; David B. Atkinson, Executive Vice President and Chief Operating Officer - $440,000; Paul A. Schuster, Senior Executive Vice President, U.S. Operations - $420,000; and Graham Watson, Senior Executive Vice President, International - $480,000.

         2008 Salaries. In February 2008, we established base salaries for
         -------------
2008 for the named executive officers, as follows: Greig Woodring, Chief Executive Officer - $850,000; Jack B. Lay, Senior Executive Vice President and Chief Financial Officer - $450,000; David B. Atkinson, Executive Vice President and Chief Operating Officer - $300,000; Paul A. Schuster, Senior Executive Vice President, U.S. Operations - $450,000; and Graham Watson, Senior Executive Vice President, International - $510,000. The reduction in Mr. Atkinson's 2008 compensation reflects the Company's accommodation of Mr. Atkinson's interest toward a lesser role that will transition him to early retirement.

ANNUAL MANAGEMENT INCENTIVES

         Our management and professional level associates are eligible to participate in our MIP, which provides annual cash incentive compensation based on one or more of the following factors: our overall performance, the performance of the participant's division or business unit, and individual performance during the previous year. Under the MIP, participants may receive a cash bonus each year.

         We generally set MIP objectives during February of each year, and determine results and awards the following February. MIP objectives are not tied to our peer group, and are instead tied solely to our performance. Our results in 2007 were measured 75% on annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and 25% on annual consolidated revenues. Divisional results are based on each division's revenues and operating earnings. Individual performance results are measured by progress on major projects, production, client development, personal development or similar-type goals in which the employee played a major role. While we intend to tie individual performance to clearly articulated and objective measures, it is necessary, and at times prudent, for management to use a certain degree of discretion in evaluating individual results. Based on these criteria, the Committee approves a schedule of participants, which includes individual incentive allocations, a minimum performance level that must be met before any payment to the individual can be made, as well as a target and a maximum. In addition, overall Company performance must meet certain minimum levels, which we refer to as the "trigger," as determined in advance by the Committee, before any awards (including any portion of an award based solely on individual performance) are made under the MIP. Awards are based on a specified percentage of salary, which varies for each participant.

         The MIP award is designed to serve as a short-term incentive. Targets reflect our short-term goals for operating earnings per share and revenue growth. The allocation of MIP awards between individual, division and company-wide performance varies for each participant based on his or her job responsibilities. In general, allocations for divisional and individual performance are weighted more heavily for employees with less company-wide responsibility, and allocations for company-wide performance are weighted more heavily for executives with more company-wide responsibility. The MIP allocation for all of the named executive officers is based solely on overall company results with no specific allocation for divisional or individual performance; accordingly, divisional and individual performance do not affect the size or payout of individual awards to named executive officers. We do, however, consider divisional and individual performance when evaluating an executive officer's total compensation, and may, from time to time, establish a specific MIP allocation for a particular business objective or project. The types of individual performance that may be taken into consideration include contributions toward revenue growth, earnings per share, return on equity capital, expense management, or product or client development, as well as, in certain cases, intangible items such as progress toward achievement of strategic goals, leadership capabilities, development of staff, or progress on major projects in which the officer played a key role.

         2007 MIP Awards. In February 2007, the Compensation Committee
         ---------------
approved the performance goals and business criteria for the named executive officers under the MIP for 2007, including the minimum, target and maximum bonus opportunities, as a percentage of base salary. The targets we established were meant to require substantial efforts by our management team toward our strategic goals, but at the same time they are intended to be within reach if such efforts are made, and also provide significant rewards for extraordinary achievement. We believe that goals that are viewed as too difficult to attain would not have the effect of providing appropriate incentive.

   --------------------------------------------------------------------------------------------------------------
                                                                                                    APPLICABLE
   PERFORMANCE                                                                                      PERCENTAGE
   MEASURE                     WEIGHT     THRESHOLD       TARGET        MAXIMUM        ACTUAL        ACHIEVED
   --------------------------------------------------------------------------------------------------------------
   Revenues                     25%       $5,450,000    $5,779,000     $6,109,000    $5,718,400        81.6%
   (dollars in thousands)
   --------------------------------------------------------------------------------------------------------------
   Operating Earnings
   Per Share                    75%         $4.80          $5.10         $5.40          $5.50          200%
   --------------------------------------------------------------------------------------------------------------
   Weighted Average                                                                                   170.4%
   --------------------------------------------------------------------------------------------------------------

         In February 2008, the Committee approved the MIP awards for our named executive officers for 2007 performance. The Committee determined that our operating earnings in fiscal 2007 exceeded the amount for maximum bonus awards, whereas revenue growth exceeded the amount for target but did not reach the amount for maximum bonus awards. The average MIP award for 2007 performance as a percentage of salary for our named executive officers was approximately 147%. The following table describes the minimum, target and maximum bonus opportunities for the named executive officers, as a percentage of base salary, as approved by the Committee in February 2007, and the MIP payments for 2007 performance, as approved by the Committee in February 2008:

                              2007 BONUS AT        2007 BONUS AT          2007 BONUS AT         MIP PAYMENT
NAME                             MINIMUM               TARGET                MAXIMUM              FOR 2007
A. Greig Woodring                   0%                  100%                   200%              $1,363,200
Jack B. Lay                         0%                   80%                   160%                $572,544
David B. Atkinson                   0%                   80%                   160%                $599,808
Paul A. Schuster                    0%                   80%                   160%                $572,544
Graham Watson                       0%                   80%                   160%                $654,336

         2008 MIP Program and Opportunities. In February 2008, the
         ----------------------------------
Compensation Committee approved the performance measures and bonus opportunities for the 2008 MIP, as described in the table below. The design of our fiscal year 2008 annual incentive plan, including the performance period and the incentive opportunities, are substantially the same as for our fiscal year 2007 annual incentive plan. Financial goals were set in the same manner and with the same weightings as described for fiscal year 2007. Accordingly, the 2008 MIP objectives for the named executive officers are tied solely to overall company performance, measured 75% on annual operating earnings per share and 25% on annual consolidated revenues, with awards based on a specified percentage of salary. The targets we established are meant to require substantial efforts by our management toward our strategic goals, but at the same time they are intended to be within reach if such efforts are made, and also provide significant rewards for extraordinary achievement. We believe that goals that are viewed as too difficult to attain would not have the effect of providing appropriate incentive.

                                                 2008 BONUS AT        2008 BONUS AT         2008 BONUS AT
                                                    MINIMUM               TARGET               MAXIMUM
A. Greig Woodring                                      0%                  100%                  200%
Jack B. Lay                                            0%                   80%                  160%
David B. Atkinson                                      0%                   60%                  120%
Paul A. Schuster                                       0%                   80%                  160%
Graham Watson                                          0%                   80%                  160%

INTERMEDIATE AND LONG-TERM INCENTIVES

         Our Flexible Stock Plan, which was established in 1993, provides for the award of various types of long-term equity incentives, including stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards, to officers at the vice president level and above who have the ability to favorably affect our stock price and financial results. The face value of the annual award varies depending on the individual's position, and ranges from a multiple of 0.5 to 4.0 times base salary. The value of each annual equity incentive grant is evenly split between grants of stock options and performance contingent restricted stock ("PCRS"). We believe this allocation allows us to reward the achievement of intermediate and long-term goals equally, and was based both on comparisons to the market and our desire to achieve an appropriate balance between the overall risk and reward for incentive opportunities.

         In 2007, we made equity incentive grants under our ITB consisting of shares of PCRS and long-term equity incentive grants consisting of stock options. Shares of PCRS and stock options are issued under our Flexible Stock Plan.

         The PCRS grants are designed to allow us to reward the achievement of specific intermediate-term corporate financial performance goals with equity that is earned on the basis of performance. The stock options are designed to focus attention on accomplishment of long-term goals and do not have performance criteria. We implemented the PCRS program because we believe it is consistent with our pay-for-performance compensation philosophy and focuses on financial performance. We continue to evaluate the appropriate mix of long-term pay elements (i.e., stock options vs. PCRS or restricted shares) in comparison to the market and to best support our strategy. We believe that stock options provide the most appropriate vehicle for providing long-term value to management because of the tie to shareholder value, while the PCRS grants add an additional performance expectation for our management to focus on growth in earnings per share (operating return on average equity starting in 2008) and revenue over the intermediate-term.

         As discussed above under "Benchmarking of Compensation," the Committee determines a total compensation package for our named executive officers based on an analysis of competitive market conditions and overall company performance. Accordingly, the Committee did not consider individual performance to a material extent in determining the size of PCRS and stock option awards.

INTERMEDIATE-TERM BONUS PROGRAM

         Our ITB program is a performance-driven incentive program implemented in January 2004 under our Flexible Stock Plan. We believe this program reinforces our strategic and intermediate-term financial and operating goals. Incentive awards are intended to reflect management's involvement in our performance and to encourage their continued contribution to our future. We view incentive awards as an important means of aligning the economic interests of management and shareholders.

         Our management employees are eligible to participate in this program. The purpose of the ITB is to reward participants if we achieve the rate of growth in revenue and earnings per share (operating return on average equity starting in 2008) that is approved each year by the Compensation Committee when it considers annual grants. The ITB is an ongoing program with three-year performance periods. Each year, a new three-year cycle begins, giving us the opportunity to alter ITB performance measures as appropriate.

The three-year performance and reward period shifts attention toward intermediate and longer-term sustained results.

         The ITB consists of PCRS units that are granted at the beginning of the performance period at target. The Compensation Committee also sets award levels with a minimum level of performance that must be met before any payment to the individual can be made, as well as a target and a maximum. If we do not meet certain performance goals, the awards will not be made, and if we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity. PCRS grants are not treated as outstanding shares until the performance goals are met and awards are made, as determined and approved by the Compensation Committee. Awards are made in shares of fully vested, unrestricted common stock. The awards are also contingent upon the participant's employment status with us at the end of the three-year performance period.

         We use compounded annual growth rates for revenue and operating earnings per share as the performance measures for the ITB, calculated at the end of the three-year performance period. When we establish the ITB targets for a particular performance period, we may adjust those targets up or down so they are set at amounts or ranges that are generally consistent with our publicly disclosed intermediate-term growth rate goals.

         The grants were made pursuant to the terms of the Flexible Stock Plan and award agreements. Upon retirement of a holder of a PCRS grant made pursuant to this plan, provided that the holder has attained age 55 and a combination of age and service that equals at least 65, the units will be pro-rated based on the number of months of the holder's participation during the three-year performance period and the number of shares earned.

         2005-2007 ITB Results. In February 2005, we established the minimum,
         ---------------------
target and maximum annual growth rate goals for revenue and operating earnings per share for the 2005 ITB grant (2005-2007 performance period). We established the ITB target and range for revenue and earnings per share growth for the period beginning in 2005 at levels that are generally consistent with our publicly disclosed goals for those measures. As a result, we believe that achievement of the target earnings per share growth rate required a high level of financial and operating performance. We believe the goals and ranges we established for the 2005 grants of PCRS under the ITB were challenging but achievable.

         In January 2008, we reviewed the results for the 2005-2007 performance period and determined that our operating earnings for the three-year performance period attained the level for maximum awards of 200%, whereas actual results for revenue growth over the period were at 176.3% of target. The weighted average of the two measures for the period was 192% of target, and we approved payouts on that basis. The following table describes the goals established in February 2005 and actual results determined in January 2008:

   ------------------------------------------------------------------------------------------------------------
                                                                                                 APPLICABLE
   PERFORMANCE                                                                                   PERCENTAGE
   MEASURE                     WEIGHT     THRESHOLD      TARGET       MAXIMUM       ACTUAL        ACHIEVED
   ------------------------------------------------------------------------------------------------------------
   Revenues                     33%           6%          10%           13%          12.3%         176.3%
   ------------------------------------------------------------------------------------------------------------
   Operating Earnings
   Per Share                    67%           6%          10%           13%          15.5%          200%
   ------------------------------------------------------------------------------------------------------------
   Weighted Average                                                                                 192%
   ------------------------------------------------------------------------------------------------------------

         See "Option Exercises and Stock Vested During Fiscal 2007" for a description of the share amount and value of the PCRS awards we approved for the 2005 ITB grants.

         2007-2009 ITB Awards. In February 2007, we established the ITB target
         --------------------
and range for revenue and earnings per share growth for the 2007 PCRS grants. The performance period for the 2007 PCRS grant began on January 1, 2007 and will end on December 31, 2009. We established the ITB target and range for revenue and earnings per share growth for the period beginning in 2007 at levels that are consistent with our publicly disclosed intermediate-term goals for those measures. As a result, we believe that achievement of the target earnings per share growth rate will require a high level of financial and operating performance. We believe the goals and ranges we established for the 2007 grants of PCRS under the ITB are challenging but achievable.

-------------------------------------------------------------------------------------
PERFORMANCE
MEASURE                       WEIGHT       THRESHOLD       TARGET        MAXIMUM
-------------------------------------------------------------------------------------
Revenues                       33%            8%            12%            16%
-------------------------------------------------------------------------------------
Operating Earnings
Per Share                      67%            8%            12%            16%
-------------------------------------------------------------------------------------

         See "Grants of Plan-Based Awards in 2007" for a description of the 2007 PCRS grants.

         2008-2010 ITB Awards. In February 2008, we established the ITB
         --------------------
targets and ranges for the 2008 PCRS grants. The performance period for the 2008 PCRS grant began on January 1, 2008 and will end on December 31, 2010. We determined that the average over the period of operating return on average equity (operating earnings divided by average adjusted equity) ("ROE") should replace growth in operating earnings as a measure for the 2008 PCRS grants. The ROE measure brings capital efficiency into the equation and is a pure profit metric (i.e., not combined with growth elements). We also noted greater usage of ROE among the peer companies. Additionally, we changed the revenue measure to be cumulative over the 3-year period, which retains the pure growth metric, but is a better measure over the long run because it is less affected by fluctuations in mortality. We believe the change in the ITB measures reflects a stronger framework to enhance shareholder value. We established the ITB targets and ranges for revenue and ROE for the period beginning in 2008 at levels that are consistent with our publicly disclosed intermediate-term goals for those measures. As a result, we believe that achievement of the ITB targets will require a high level of financial and operating performance. We believe the goals and ranges we established for the 2008 grants of PCRS under the ITB are challenging but achievable.

         We approved the 2008 PCRS grants for the named executive officers, as follows (number of shares represents the target award): Greig Woodring, Chief Executive Officer - 11,601 shares; Jack B. Lay, Senior Executive Vice President and Chief Financial Officer - 5,408 shares; David B. Atkinson, Executive Vice President and Chief Operating Officer - 1,874 shares; Paul A. Schuster, Senior Executive Vice President, U.S. Operations - 5,408 shares; and Graham Watson, Senior Executive Vice President, International - 7,000 shares.

STOCK OPTIONS

         Stock options are granted annually, and the number of options granted is based on position level. Stock options are granted as part of a total compensation package for our management. The Committee considers compensation data of the peer group in determining the amount of options granted to our named executive officers and considers market data from published surveys in determining the amount of options granted to other employees.

         The vesting schedule for recent grants of stock options is five years, no portion of which vests in the first year, and 25% of which vests in each of the four remaining years. Upon retirement of a holder of stock options pursuant to this plan, provided that the holder has attained age 55 and a combination of age and service that equals at least 65, the options continue to vest in accordance with the vesting schedule.

         Since 2006, our Compensation Committee has made the annual stock option grants at its February meeting. The options are granted with an exercise price equal to the fair market value on the grant date, which is the date of the Committee meeting. The fair market value of a share of our common stock on a particular date is the closing price of the shares on the NYSE on the given date. The options expire 10 years after grant.

         2007 Option Grant. In February 2007, we granted a total of 73,680
         -----------------
options for common stock to our named executive officers. We made these grants because we believe that stock options provide the most appropriate vehicle for providing long-term value to management because of the tie to shareholder value. The options have a strike price of $59.63, which is the closing price of our stock on February 20, 2007, the date the grants were approved. The vesting schedule, expiration and other terms are described above under "Stock Options." The grants were made pursuant to the terms of the Flexible Stock Plan and award agreements. See "Grants of Plan-Based Awards in 2007" for a description of the 2007 option grants.

         2008 Option Grant. In February 2008, we approved the 2008 stock
         -----------------
option awards for the named executive officers, as follows: Greig Woodring, Chief Executive Officer - 32,242 shares; Jack B. Lay, Senior Executive Vice President and Chief Financial Officer - 15,030 shares; David B. Atkinson, Executive Vice President and Chief Operating Officer - 5,208 shares; Paul A. Schuster, Senior Executive Vice President, U.S. Operations - 15,030 shares; and Graham Watson, Senior Executive Vice President, International - 15,030 shares. We made these grants because we believe that stock options provide the most appropriate vehicle for providing long-term value to management because of the tie to shareholder value. The options have a strike price of $56.03, which is the closing price of our stock on February 20, 2008, the date the grants were approved. The vesting schedule, expiration and other terms are described above under "Stock Options." The grants were made pursuant to the terms of the Flexible Stock Plan and award agreements.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

         In February 2004, in order to further align the interests of our management and our shareholders, we revised the executive stock ownership guidelines initially adopted in October 1996. The revised guidelines increased the market value of our shares that executives should seek to hold, based on a multiple of the executive's base salary, as follows: our Chief Executive Officer (four times), Senior Executive Vice Presidents and Executive Vice Presidents (three times), and Senior Vice Presidents (two times). The market value of shares includes only those shares of common stock and restricted shares that are directly or beneficially owned by the executive. Executives who are subject to the guidelines must retain the net shares (net of applicable taxes and, for options, the exercise cost) from any stock option exercise or award of PCRS until they satisfy their respective stock ownership requirement.

         As of February 2008, each of our named executive officers has met his stock ownership requirements through holdings of shares of our common stock, including restricted stock.

TIMING OF REGULAR EQUITY GRANTS

         We typically release earnings for the fourth quarter in late January of the following year. The Compensation Committee meets in mid-February of each year to approve regular grants of stock options and PCRS awards. Equity grants are effective on and have a grant date of the same day as the Committee meeting, and the exercise price for the stock option grants is the closing price of our common stock on the NYSE on the day of the Committee meeting in February. This timing and process is designed to ensure that our fourth-quarter earnings information is fully disseminated to the market by the time the stock option grants and related exercise price are determined. The PCRS awards are measured by financial performance over a three-year period and the market price of our common stock is not a factor in those calculations or measures. In 2005 and prior years, we made annual equity incentive grants on the date of the board and committee meetings in late January.

PERQUISITES

         We compensate our executive officers in the form of cash, equity and equity-based awards. Accordingly, we do not provide executive officers or their families with perquisites such as planes, cars, or apartments, and we do not reimburse executive officers or any of our employees for personal-benefit perquisites such as club dues or other social memberships. Executive officers and other employees may seek reimbursement for business-related expenses in accordance with our business expense reimbursement policy.

PROFIT SHARING PLAN

         All employees of RGA Reinsurance Company who meet the eligibility requirements participate in the profit sharing plan. Effective January 1, 2001, we adopted a safe harbor design for the plan that provides for a match of up to 4% of compensation. All eligible employees are also entitled to receive a profit sharing award ranging from 0% to 6% of compensation depending on whether we meet or exceed our minimum performance level and targets, regardless of their 401(k) participation. A minimum performance level must be met before the profit sharing award can be made. The minimum performance level and targets for each year are established at the beginning of the year. To the extent that the participant's cash compensation is less than limits set by the IRS ($225,000 for 2007), a participant may elect to defer up to one-half of his profit sharing award to the plan, while the other one-half is automatically contributed to the plan.

         As stated above, in fiscal 2007 we exceeded the target amount for revenue growth but did not attain the maximum amount, whereas operating earnings per share exceeded the maximum. Based on these results, in January 2008, the Board of Directors approved a profit sharing award of 5.0% for 2007.

RETIREMENT PLANS

         Some of our employees, including our executive officers, participate in the RGA Performance Pension Plan (or the "Pension Plan"), a qualified defined benefit plan. The Pension Plan is a broad-based retirement plan that is intended to provide a source of income during retirement for full-time employees in the U.S. Some of our employees, including certain executive officers, also participate in the RGA Reinsurance Company Augmented Benefit Plan (or the "RGA Augmented Plan"), a non-qualified plan under which eligible employees are entitled to additional retirement benefits not paid under the Pension Plan and the RGA Reinsurance Company Profit Sharing Plan (or the "RGA Profit Sharing Plan") due to Internal Revenue Code (the "Code") limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Profit Sharing Plan. The RGA Augmented Plan provides benefits based on an employee's total compensation and without regard to certain limitations that apply to broad-based, qualified retirement plans, in order for a participant's retirement income provided under the plans to be based on his or her total eligible compensation. The Augmented Plan is generally only available to the associates at the vice president level and above who earn more than the compensation limits under the qualified plans ($225,000 for 2007).

         Additionally, employees at the vice president level and above are eligible to participate in our Executive Deferred Savings Plan, a non-qualified plan which allows participants to defer income, including bonuses and incentive compensation, and to defer matching contributions without regard to qualified plan limitations. Base pay and regular annual incentive awards, but not long-term compensation, are treated as eligible pay under the terms of our retirement plans. We sponsor tax-qualified pension and savings plans, as well as non-qualified "parity" pension and savings plans providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Code. The Committee periodically reviews our retirement benefits to ensure that the benefits are appropriate and cost effective as part of an overall compensation program intended to provide basic economic security for our highly skilled and qualified workforce and at a level consistent with competitive practices.

         Messrs. Woodring, Atkinson, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. Mr. Watson is not eligible to participate in the U.S. pension plans. To provide a similar retirement benefit, he participates in a supplemental executive retirement plan sponsored by RGA International Corporation, which has the same benefit structure as the related plan for our executives at our

Canadian operating company. For additional details regarding executive participation in our retirement plans, see "Pension Benefits in Fiscal 2007."

NO EMPLOYMENT AND SEVERANCE AGREEMENTS

         Consistent with our pay-for-performance compensation philosophy, we do not provide employment or severance agreements to any of our named executive officers.

DEDUCTIBILITY OF COMPENSATION

         The goal of the Committee is to comply with the requirements of Code
Section 162(m), to the extent deemed practicable, with respect to annual and long-term incentive programs to avoid losing the deduction for non-performance-based compensation in excess of $1,000,000 paid to our chief executive officer, chief financial officer and three other most highly-compensated executive officers (other than the CEO and CFO). We generally structure our performance-based compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible, including having the plans approved by our shareholders. However, a portion of certain ITB awards may not be tax deductible, but we believe those awards are appropriate to achieve our compensation objectives.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2007 and our 2008 Proxy Statement. This report is provided by the following independent directors, who comprise the
Committee:

                          Alan C. Henderson, Chairman
                              William J. Bartlett
                                J. Cliff Eason
                              Stuart I. Greenbaum

EXECUTIVE COMPENSATION

                                                SUMMARY COMPENSATION TABLE
                                                --------------------------
                                          FISCAL YEAR 2007 AND 2006 COMPENSATION
                                          --------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                                      CHANGE IN
                                                                                       PENSION
                                                                                      VALUE AND
                                                                         NON-EQUITY  NONQUALIFIED
                                                                         INCENTIVE     DEFERRED       ALL
                                                                            PLAN       COMPEN-       OTHER
NAME AND                                           STOCK       OPTION     COMPEN-       SATION       COMPEN-
PRINCIPAL POSITION    YEAR    SALARY(1)  BONUS   AWARDS(2)    AWARDS(3)  SATION(4)    EARNINGS(5)   SATION(6)   TOTAL

-------------------------------------------------------------------------------------------------------------------------
A. GREIG WOODRING     2007    $788,462     0     $1,338,911    $927,923  $1,368,825    $718,975      $92,648   $5,235,744
President and CEO    ----------------------------------------------------------------------------------------------------
                      2006    $695,038     0     $1,648,767  $1,119,629    $951,990    $356,410      $37,896   $4,809,730
-------------------------------------------------------------------------------------------------------------------------
JACK B. LAY           2007    $417,115     0       $443,345    $267,562    $578,169    $187,931      $49,769   $1,943,891
Sr. EVP and CFO      ----------------------------------------------------------------------------------------------------
                      2006    $389,231     0       $581,113    $219,969    $432,169     $85,595      $29,906   $1,737,983
-------------------------------------------------------------------------------------------------------------------------
DAVID B. ATKINSON     2007    $437,692     0       $456,574    $367,025    $605,433    $217,649      $56,079   $2,140,452
EVP and COO          ----------------------------------------------------------------------------------------------------
                      2006    $419,077     0       $677,184    $295,737    $459,243    $116,839      $32,902   $2,000,982
-------------------------------------------------------------------------------------------------------------------------
PAUL A. SCHUSTER      2007    $417,115     0       $419,772    $264,072    $578,169    $179,906      $52,723   $1,911,757
Sr. EVP - U.S. Ops   ----------------------------------------------------------------------------------------------------
                      2006    $389,231     0       $557,541    $220,145    $416,180     $89,530      $29,906   $1,702,533
-------------------------------------------------------------------------------------------------------------------------
GRAHAM WATSON         2007    $475,000     0       $666,440    $362,424    $703,005     $57,091      $10,016   $2,273,976
Sr. EVP - Int'l      ----------------------------------------------------------------------------------------------------
                      2006    $445,385     0       $812,770    $376,423    $513,208    $154,472       $8,148   $2,310,406
-------------------------------------------------------------------------------------------------------------------------

                                      18


------------------------
1. For Messrs. Woodring, Lay, Atkinson and Schuster, this column includes any amounts deferred at the election of the executive officers under the RGA Reinsurance Company Executive Deferred Savings Plan. Mr. Watson is not a U.S. citizen and is not eligible to participate in the deferred savings plan.

2. This column represents the dollar amount recognized for financial statement reporting purposes for each fiscal year for the fair value of PCRS units granted in such year, as well as grants of PCRS units and restricted stock made in prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown disregard estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to note 18 of the RGA financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. See also "Grants of Plan-Based Awards in 2007" for information on awards made in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

3. This column represents the dollar amount recognized for financial statement reporting purposes for each fiscal year for the fair value of stock options granted to each of the named executive officers in such year, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to note 18 of the RGA financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. See also "Grants of Plan-Based Awards in 2007" for information on options granted in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

4. Includes, for all named executive officers, cash bonuses earned for performance during each fiscal year and paid in March of the following year (including any bonuses deferred at the election of the executive officers) under the cash bonus portion of the MIP, which we describe in the "Compensation Discussion and Analysis" ("CD&A"). The cash bonus payments for 2007 performance were $1,363,200 for Mr. Woodring, $572,544 for Mr. Lay, $599,808 for Mr. Atkinson, $572,544 for Mr. Schuster, and $654,336 for Mr. Watson. The cash bonus payments for 2006 performance were $947,590 for Mr. Woodring, $427,769 for Mr. Lay, $454,843 for Mr. Atkinson, $411,780 for Mr. Schuster, and $493,380 for Mr. Watson.

     Also includes amounts paid in cash or deferred at the officer's election each year under the RGA Profit Sharing Plan for Messrs. Woodring, Lay, Atkinson and Schuster, which totaled $5,625 for 2007, and $4,400 for 2006. Also includes $48,669 paid to Mr. Watson in 2007 and $19,826 in 2006, in lieu of awards under the RGA Profit Sharing Plan, in which he is not eligible to participate.

5. This column represents the sum of the change in pension value in each fiscal year for each of the named executive officers. We do not pay above-market or preferential earnings on any account balances, therefore, this column does not reflect any amounts relating to nonqualified deferred compensation earnings. See the Pension Benefits and Nonqualified Deferred Compensation tables for additional information. The amount for Mr. Watson represents the amount of Canadian dollars paid converted to US dollars using the spot currency exchange rate in effect on the last business day of each fiscal year.

6. Amount includes profit sharing and matching contributions, respectively, of $81,398 and $11,250 for Mr. Woodring, $32,615 and $17,154 for Mr. Lay,
     $37,428 and $18,651 for Mr. Atkinson, and $36,040 and $16,683 for Mr.
     Schuster, made by RGA Reinsurance Company to the officers' accounts in the RGA Profit Sharing Plan and the RGA Augmented Benefit Plan for the 2007 plan year. Amount for Mr. Watson represents contributions made to his account for the 2007 plan year, by RGA International under its retirement plan.

GRANTS OF PLAN-BASED AWARDS IN 2007

         The following table provides information about equity and non-equity awards granted to the named executive officers in 2007: (1) the grant date;
(2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the MIP award granted in 2007 for the 2007 performance period; (3) estimated future payouts under equity incentive plan awards, which consist of potential payouts under the PCRS grants in 2007 for the 2007-2009 performance period; (4) all other option awards, which consist of the number of shares underlying stock options granted to the named executive officers in 2007; (5) the exercise price of the stock options granted, which reflects the closing price of RGA stock on the date of grant, and (6) the grant date fair value of each equity grant calculated under SFAS 123R.

--------------------------------------------------------------------------------------------------------------------------
                                                                                  ALL
                                                                                 OTHER    ALL OTHER              GRANT
                        ESTIMATED FUTURE PAYOUTS     ESTIMATED FUTURE PAYOUTS    STOCK     OPTION              DATE FAIR
                            UNDER NON-EQUITY       UNDER EQUITY INCENTIVE PLAN   AWARDS:   AWARDS:   EXERCISE  VALUE OF
                        INCENTIVE PLAN AWARDS(1)   AWARDS (NUMBER OF SHARES)(2)  NUMBER   NUMBER OF  OR BASE     STOCK
                                                                                OF SHARES SECURITIES PRICE OF     AND
             GRANT   ---------------------------------------------------------  OF STOCK  UNDERLYING  OPTION    OPTION
NAME          DATE    THRESHOLD  TARGET   MAXIMUM  THRESHOLD TARGET   MAXIMUM   OR UNITS  OPTIONS(3) AWARDS(4) AWARDS(5)
--------------------------------------------------------------------------------------------------------------------------
            2/20/2007     0     $800,000 $1,600,000   ---      ---      ---        ---       ---        ---       ---
Woodring                 ---      ---       ---        0      9,721    19,442      ---       ---        ---     $579,663
                         ---      ---       ---       ---      ---      ---        ---      31,058    $59.63    $581,406
--------------------------------------------------------------------------------------------------------------------------
            2/20/2007     0     $336,000 $672,000     ---      ---      ---        ---       ---        ---       ---
Lay                      ---      ---       ---        0      3,480    6,960       ---       ---        ---     $207,512
                         ---      ---       ---       ---      ---      ---        ---      11,119    $59.63    $208,148
--------------------------------------------------------------------------------------------------------------------------
            2/20/2007     0     $352,000 $704,000     ---      ---      ---        ---       ---        ---       ---
Atkinson                 ---      ---       ---        0      2,900    5,800       ---       ---        ---     $172,927
                         ---      ---       ---       ---      ---      ---        ---      9,265     $59.63    $173,441
--------------------------------------------------------------------------------------------------------------------------
            2/20/2007     0     $336,000 $672,000     ---      ---      ---        ---       ---        ---       ---
Schuster                 ---      ---       ---        0      3,480    6,960       ---       ---        ---     $207,512
                         ---      ---       ---       ---      ---      ---        ---      11,119    $59.63    $208,148
--------------------------------------------------------------------------------------------------------------------------
            2/20/2007     0     $384,000 $768,000     ---      ---      ---        ---       ---        ---       ---
Watson                   ---      ---       ---        0      7,000    14,000      ---       ---        ---     $417,410
                         ---      ---       ---       ---      ---      ---        ---      11,119    $59.63    $208,148
--------------------------------------------------------------------------------------------------------------------------

------------------------
1. These columns reflect the potential value of the payment for 2007 performance under the MIP for each named executive if the threshold, target or maximum goals are satisfied for both performance measures. The potential payments are performance-driven and are therefore completely at risk. The performance measurements, salary and bonus multiples for determining the payments are described in the CD&A. The 2008 bonus payment for 2007 performance has been made based on the metrics described in the CD&A, and is included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation."

2. This column reflects the number of PCRS units granted in 2007 under our Flexible Stock Plan, which will convert into shares of RGA stock at the end of the three-year performance period if RGA achieves the specified performance. The performance period commenced January 1, 2007 and ends December 31, 2009. If the "trigger" is not met, no award will be made. If the minimum level of performance is met, the award of shares starts at 50% (target is 100% and maximum is 200%). See discussion of ITB awards in the CD&A.

3. This column reflects the number of stock options granted in 2007 to the named executive officers. These options vest and become exercisable in four equal annual installments of 25%, beginning on December 31, 2008.

4. This column reflects the exercise price per share of common stock for the stock options granted, which is the closing price of the common stock on February 20, 2007, the date the Compensation Committee approved the grant.

5. This column reflects the full grant date fair value of PCRS units under SFAS 123R and the full grant date fair value of stock options under SFAS 123R granted to the named executive officers in 2007. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. See note 2 of the Summary Compensation Table for a discussion of fair value calculation related to the PCRS. For PCRS units, fair value is calculated using the closing price of RGA stock on the grant date of $59.63. For stock options, fair value is calculated using the Black-Scholes value on the date of grant of $18.72. The fair value shown for stock awards and option awards is reported in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 18 of RGA's financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers. For example, the PCRS units are subject to specified performance objectives over the performance period, with one-third tied to growth in revenue and two-thirds tied to growth in operating earnings. In addition, the value of options, if any, realized by the optionee will not be determined until exercise.

INTERMEDIATE-TERM INCENTIVE AWARDS

         The Compensation Committee approved grants of target awards of PCRS on February 20, 2007. The grants were made pursuant to the terms of the Flexible Stock Plan and a grant agreement. The Compensation Committee has established as performance goals annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and annual consolidated revenues. At the beginning of each three-year performance period, the Compensation Committee grants to each named executive officer a target PCRS award that is payable in shares of our common stock. The Compensation Committee also sets performance levels with a minimum, target and maximum levels of performance. If we do not meet the minimum performance goals, the PCRS awards will not be earned and no common stock will be paid out, and if we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity. Grants of performance-contingent restricted stock are not treated as outstanding shares until the performance goals are met and awards are made, as determined and approved by the Compensation Committee. Awards are made in shares of fully vested, unrestricted common stock. The awards are also contingent upon the recipient's continued employment with us at the end of the three-year performance period.

STOCK OPTIONS

         The options become exercisable in 25% increments on each of December 31, 2008, 2009, 2010 and 2011. Vesting will be accelerated upon the officer's death or disability and upon a change in control of us (as such terms are defined in the Flexible Stock Plan and option agreements). All stock option grants were approved by the Compensation Committee on February 20, 2007.

EMPLOYMENT AGREEMENTS.

         None of the named executive officers have written employment agreements with us. For additional information see "Compensation Discussion and Analysis" ("CD&A").

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

         The following table provides information on the 2007 year-end holdings of stock options, restricted stock and PCRS by our named executive officers. This table includes unexercised and unvested option awards, unvested restricted stock and unvested PCRS grants with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is described in the footnotes following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of RGA stock as of December 31, 2007, the last business day of the year, which was $52.48. The PCRS grants are subject to specified performance objectives over the performance period, with 67% tied to growth in operating earnings per share and 33% tied to growth in consolidated revenues. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the CD&A.

                                         A. GREIG WOODRING, PRESIDENT AND CEO
----------------------------------------------------------------------------------------------------------------------
                                   OPTION AWARDS                                         STOCK AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                               EQUITY INCENTIVE PLAN
                                                                                                       AWARDS
                                                                                              ------------------------
                                                                                                            MARKET OR
                                         EQUITY                                                              PAYOUT
                                       INCENTIVE                                                NUMBER OF   VALUE OF
                                          PLAN                            NUMBER                UNEARNED    UNEARNED
                                        AWARDS:                             OF      MARKET       SHARES,     SHARES,
                                       NUMBER OF                          SHARES   VALUE OF     UNITS OR    UNITS OR
              NUMBER OF SECURITIES     SECURITIES                        OR UNITS  SHARES OR      OTHER       OTHER
             UNDERLYING UNEXERCISED    UNDERLYING                        OF STOCK   UNITS OF     RIGHTS      RIGHTS
                    OPTIONS           UNEXERCISED    OPTION     OPTION     THAT      STOCK      THAT HAVE   THAT HAVE
  GRANT  ----------------------------   UNEARNED    EXERCISE  EXPIRATION HAVE NOT  THAT HAVE       NOT         NOT
   DATE  EXERCISABLE(1) UNEXERCISABLE   OPTIONS       PRICE      DATE    VESTED(2) NOT VESTED   VESTED(3)   VESTED(3)
----------------------------------------------------------------------------------------------------------------------
 1/1/1998                                                                 15,000    $787,200
----------------------------------------------------------------------------------------------------------------------
 1/1/1999    25,261                                  $36.00     1/1/2009
----------------------------------------------------------------------------------------------------------------------
 1/1/2000    49,596                                  $23.19     1/1/2010
----------------------------------------------------------------------------------------------------------------------
 1/1/2001    67,086                                  $29.81     1/1/2011
----------------------------------------------------------------------------------------------------------------------
 1/1/2002    70,197                                  $31.91     1/1/2012
----------------------------------------------------------------------------------------------------------------------
1/29/2003    65,664        16,417                    $27.29    1/29/2013
----------------------------------------------------------------------------------------------------------------------
1/28/2004    25,751         8,584                    $39.61    1/28/2014
----------------------------------------------------------------------------------------------------------------------
1/27/2005    14,746        14,746                    $47.47    1/27/2015
----------------------------------------------------------------------------------------------------------------------
2/21/2006     9,477        28,434                    $47.48    2/21/2016
2/21/2006                                                                                        31,996    $1,679,150
----------------------------------------------------------------------------------------------------------------------
2/20/2007                  31,058                    $59.63    2/20/2017
2/20/2007                                                                                         9,721      $510,158
----------------------------------------------------------------------------------------------------------------------


                                 JACK B. LAY, SENIOR EXECUTIVE VICE PRESIDENT AND CFO
----------------------------------------------------------------------------------------------------------------------
                                   OPTION AWARDS                                         STOCK AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                               EQUITY INCENTIVE PLAN
                                                                                                       AWARDS
                                                                                              ------------------------
                                                                                                            MARKET OR
                                         EQUITY                                                              PAYOUT
                                       INCENTIVE                                                NUMBER OF   VALUE OF
                                          PLAN                            NUMBER                UNEARNED    UNEARNED
                                        AWARDS:                             OF      MARKET       SHARES,     SHARES,
                                       NUMBER OF                          SHARES   VALUE OF     UNITS OR    UNITS OR
              NUMBER OF SECURITIES     SECURITIES                        OR UNITS  SHARES OR      OTHER       OTHER
             UNDERLYING UNEXERCISED    UNDERLYING                        OF STOCK   UNITS OF     RIGHTS      RIGHTS
                    OPTIONS           UNEXERCISED    OPTION     OPTION     THAT      STOCK      THAT HAVE   THAT HAVE
  GRANT  ----------------------------   UNEARNED    EXERCISE  EXPIRATION HAVE NOT  THAT HAVE       NOT         NOT
   DATE  EXERCISABLE(1) UNEXERCISABLE   OPTIONS       PRICE      DATE    VESTED(2) NOT VESTED   VESTED(3)   VESTED(3)
----------------------------------------------------------------------------------------------------------------------
 1/1/1999                                                                 6,548     $343,639
----------------------------------------------------------------------------------------------------------------------
1/29/2003    21,620         5,405                    $27.29    1/29/2013
----------------------------------------------------------------------------------------------------------------------
1/28/2004     9,112         3,038                    $39.61    1/28/2014
----------------------------------------------------------------------------------------------------------------------
1/27/2005     5,266         5,267                    $47.47    1/27/2015
----------------------------------------------------------------------------------------------------------------------
2/21/2006     2,830         8,491                    $47.48    2/21/2016
2/21/2006                                                                                         9,554     $501,394
----------------------------------------------------------------------------------------------------------------------
2/20/2007                  11,119                    $59.63    2/20/2017
2/20/2007                                                                                         3,480     $182,630

                                      22


                                  DAVID B. ATKINSON, EXECUTIVE VICE PRESIDENT AND COO
----------------------------------------------------------------------------------------------------------------------
                                   OPTION AWARDS                                         STOCK AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                               EQUITY INCENTIVE PLAN
                                                                                                       AWARDS
                                                                                              ------------------------
                                                                                                            MARKET OR
                                         EQUITY                                                              PAYOUT
                                       INCENTIVE                                                NUMBER OF   VALUE OF
                                          PLAN                            NUMBER                UNEARNED    UNEARNED
                                        AWARDS:                             OF      MARKET       SHARES,     SHARES,
                                       NUMBER OF                          SHARES   VALUE OF     UNITS OR    UNITS OR
              NUMBER OF SECURITIES     SECURITIES                        OR UNITS  SHARES OR      OTHER       OTHER
             UNDERLYING UNEXERCISED    UNDERLYING                        OF STOCK   UNITS OF     RIGHTS      RIGHTS
                    OPTIONS           UNEXERCISED    OPTION     OPTION     THAT      STOCK      THAT HAVE   THAT HAVE
  GRANT  ----------------------------   UNEARNED    EXERCISE  EXPIRATION HAVE NOT  THAT HAVE       NOT         NOT
   DATE  EXERCISABLE(1) UNEXERCISABLE   OPTIONS       PRICE      DATE    VESTED(2) NOT VESTED   VESTED(3)   VESTED(3)
----------------------------------------------------------------------------------------------------------------------
  1/1/1999                                                                6,548     $343,639
----------------------------------------------------------------------------------------------------------------------
  1/1/2001   29,350                                  $29.81     1/1/2011
----------------------------------------------------------------------------------------------------------------------
  1/1/2002   28,831                                  $31.91     1/1/2012
----------------------------------------------------------------------------------------------------------------------
 1/29/2003   27,848        6,963                     $27.29    1/29/2013
----------------------------------------------------------------------------------------------------------------------
 1/28/2004   10,935        3,645                     $39.61    1/28/2014
----------------------------------------------------------------------------------------------------------------------
 1/27/2005    6,320        6,320                     $47.47    1/27/2015
----------------------------------------------------------------------------------------------------------------------
 2/21/2006    2,830        8,491                     $47.48    2/21/2016
 2/21/2006                                                                                       9,554      $501,394
----------------------------------------------------------------------------------------------------------------------
 2/20/2007                 9,265                     $59.63    2/20/2017
 2/20/2007                                                                                       2,900      $152,192
----------------------------------------------------------------------------------------------------------------------

                          PAUL A. SCHUSTER, SENIOR EXECUTIVE VICE PRESIDENT - U.S. OPERATIONS
----------------------------------------------------------------------------------------------------------------------
                                   OPTION AWARDS                                         STOCK AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                               EQUITY INCENTIVE PLAN
                                                                                                       AWARDS
                                                                                              ------------------------
                                                                                                            MARKET OR
                                         EQUITY                                                              PAYOUT
                                       INCENTIVE                                                NUMBER OF   VALUE OF
                                          PLAN                            NUMBER                UNEARNED    UNEARNED
                                        AWARDS:                             OF      MARKET       SHARES,     SHARES,
                                       NUMBER OF                          SHARES   VALUE OF     UNITS OR    UNITS OR
              NUMBER OF SECURITIES     SECURITIES                        OR UNITS  SHARES OR      OTHER       OTHER
             UNDERLYING UNEXERCISED    UNDERLYING                        OF STOCK   UNITS OF     RIGHTS      RIGHTS
                    OPTIONS           UNEXERCISED    OPTION     OPTION     THAT      STOCK      THAT HAVE   THAT HAVE
  GRANT  ----------------------------   UNEARNED    EXERCISE  EXPIRATION HAVE NOT  THAT HAVE       NOT         NOT
   DATE  EXERCISABLE(1) UNEXERCISABLE   OPTIONS       PRICE      DATE    VESTED(2) NOT VESTED   VESTED(3)   VESTED(3)
----------------------------------------------------------------------------------------------------------------------
  1/1/2002   20,762                                  $31.91     1/1/2012
----------------------------------------------------------------------------------------------------------------------
 1/29/2003   20,153         5,039                    $27.29    1/29/2013
----------------------------------------------------------------------------------------------------------------------
 1/28/2004    9,112         3,038                    $39.61    1/28/2014
----------------------------------------------------------------------------------------------------------------------
 1/27/2005    5,266         5,267                    $47.47    1/27/2015
----------------------------------------------------------------------------------------------------------------------
 2/21/2006    2,830         8,491                    $47.48    2/21/2016
 2/21/2006                                                                                       9,554      $501,394
----------------------------------------------------------------------------------------------------------------------
 2/20/2007                 11,119                    $59.63    2/20/2017
 2/20/2007                                                                                       3,480      $182,630
----------------------------------------------------------------------------------------------------------------------

                                      23


                            GRAHAM WATSON, SENIOR EXECUTIVE VICE PRESIDENT - INTERNATIONAL
----------------------------------------------------------------------------------------------------------------------
                                   OPTION AWARDS                                         STOCK AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                               EQUITY INCENTIVE PLAN
                                                                                                       AWARDS
                                                                                              ------------------------
                                                                                                            MARKET OR
                                         EQUITY                                                              PAYOUT
                                       INCENTIVE                                                NUMBER OF   VALUE OF
                                          PLAN                            NUMBER                UNEARNED    UNEARNED
                                        AWARDS:                             OF      MARKET       SHARES,     SHARES,
                                       NUMBER OF                          SHARES   VALUE OF     UNITS OR    UNITS OR
              NUMBER OF SECURITIES     SECURITIES                        OR UNITS  SHARES OR      OTHER       OTHER
             UNDERLYING UNEXERCISED    UNDERLYING                        OF STOCK   UNITS OF     RIGHTS      RIGHTS
                    OPTIONS           UNEXERCISED    OPTION     OPTION     THAT      STOCK      THAT HAVE   THAT HAVE
  GRANT  ----------------------------   UNEARNED    EXERCISE  EXPIRATION HAVE NOT  THAT HAVE       NOT         NOT
   DATE  EXERCISABLE(1) UNEXERCISABLE   OPTIONS       PRICE      DATE    VESTED(2) NOT VESTED   VESTED(3)   VESTED(3)
----------------------------------------------------------------------------------------------------------------------
  1/1/1999   10,616                                  $36.00     1/1/2009
----------------------------------------------------------------------------------------------------------------------
  1/1/2001   17,778                                  $29.81     1/1/2011
----------------------------------------------------------------------------------------------------------------------
  1/1/2002   17,236                                  $31.91     1/1/2012
----------------------------------------------------------------------------------------------------------------------
 1/29/2003   22,478         9,099                    $27.29    1/29/2013
----------------------------------------------------------------------------------------------------------------------
 1/28/2004    9,112         3,038                    $39.61    1/28/2014
----------------------------------------------------------------------------------------------------------------------
 1/27/2005    5,266         5,267                    $47.47    1/27/2015
----------------------------------------------------------------------------------------------------------------------
 2/21/2006    2,830         8,491                    $47.48    2/21/2016
 2/21/2006                                                                                       14,000     $734,720
----------------------------------------------------------------------------------------------------------------------
 2/20/2007                 11,119                    $59.63    2/20/2017
 2/20/2007                                                                                        7,000     $367,360
----------------------------------------------------------------------------------------------------------------------

-----------------------
1. Options with a grant date from 1998 through 2003 vest and become exercisable in five equal annual installments of 20%, on December 31 of the first, second, third, fourth and fifth years following the grant. Options granted in 2004 and subsequent years vest and become exercisable in four equal annual installments of 25%, on December 31 of the second, third, fourth and fifth calendar years following the year of the grant.

2. Mr. Woodring was granted 15,000 shares of restricted stock effective January 1, 1998, which vested on January 1, 2008. Messrs. Lay and Atkinson were granted 6,548 shares of restricted stock effective January 1, 1999, which vest on January 1, 2009.

3. These columns reflect the number of shares and estimated market value of grants of PCRS. On January 23, 2008, the Compensation Committee determined that the 2005 PCRS award would be made at 192% of target. See "Option Exercises and Stock Vested During Fiscal 2007" for more information on the payout of those awards. In accordance with SEC rules, the number of shares and estimated market value for the PCRS grants made in 2006 are disclosed assuming they are awarded at the maximum (200%) level, and the amounts for the PCRS grants made in 2007 are disclosed assuming they are awarded at target (100%). The market or payout value is estimated using the closing price, $52.48, of our common stock on December 31, 2007, the last business day of the year. The performance period for the 2006 PCRS grant is January 1, 2006 through December 31, 2008. The performance period for the 2007 PCRS grant is January 1, 2007 through December 31, 2009.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2007

         The following table provides information for the named executive officers on (1) stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares awarded for the PCRS grants in 2005 (three-year performance period ending December 31, 2007) and the value realized, each before payment of any applicable withholding tax and broker commissions.

--------------------------------------------------------------------------------------------------------------------
                                           OPTION AWARDS                                STOCK AWARDS
--------------------------------------------------------------------------------------------------------------------
                                  NUMBER OF                                    NUMBER OF
                               SHARES ACQUIRED        VALUE REALIZED        SHARES ACQUIRED       VALUE REALIZED
NAME                             ON EXERCISE           ON EXERCISE             ON VESTING           ON VESTING
--------------------------------------------------------------------------------------------------------------------
Woodring(1)                         31,994               $806,793                23,911              $1,200,810
--------------------------------------------------------------------------------------------------------------------
Lay(2)                              38,482             $1,238,293                 8,541                $428,929
--------------------------------------------------------------------------------------------------------------------
Atkinson(3)                         15,158               $396,315                10,247                $514,604
--------------------------------------------------------------------------------------------------------------------
Schuster(4)                         44,657             $1,485,555                 8,541                $428,929
--------------------------------------------------------------------------------------------------------------------
Watson(5)                              ---                    ---                13,451                $675,509
--------------------------------------------------------------------------------------------------------------------

-----------------------
1. Mr. Woodring exercised 31,994 options on December 18, 2007, with an exercise price of $26.33 and a market price of $51.55. He remitted approximately $300,000 in cash and 17,286 already-owned shares as payment for the exercise price and taxes. He acquired 23,911 shares with a market price of $50.22 on January 23, 2008, the award date for the 2005 PCRS grant.

2. Mr. Lay exercised 38,482 options on May 17, 2007, with exercise prices of $29.81 (19,287 shares) and $31.91 (19,195 shares). He sold 38,482 shares on the same day at a market price of $63.04. He acquired 8,541 shares with a market price of $50.22 on January 23, 2008, the award date for the 2005 PCRS grant.

3. Mr. Atkinson exercised 15,158 options on April 26, 2007, with an exercise price of $36.00. He sold 23,207 shares at a market price of $62.15. He acquired 10,247 shares with a market price of $50.22 on January 23, 2008, the award date for the 2005 PCRS grant.

4. Mr. Schuster exercised 9,377 options on February 21, 2007, with an exercise price of $36.00 and a market price for 7,360 shares he sold of $59.36. Mr. Schuster retained the remaining shares. He exercised 17,251 options on April 27, 2007, with an exercise price of $23.19 and a market price for all of the shares, which he sold, of $62.24. He exercised 9,561 options on April 30, 2007, with an exercise price of $29.81 and a market price for all the shares, which he sold, of $62.85. He exercised 8,468 options on May 3, 2007, with an exercise price $29.81 and a market price for all of the shares, which he sold, of $62.51. He acquired 8,541 shares with a market price of $50.22 on January 23, 2008, the award date for the 2005 PCRS grant.

5. Mr. Watson acquired 13,451 shares with a market price of $50.22 on January 23, 2008, the award date for the 2005 PCRS grant.

PENSION BENEFITS IN FISCAL 2007

         Some of our employees participate in the RGA Performance Pension Plan (the "Pension Plan"), a qualified defined benefit plan. Some of our employees also participate in the RGA Reinsurance Company Augmented Benefit Plan (the "RGA Augmented Plan"), a non-qualified plan under which eligible employees are entitled to receive retirement benefits not paid under the Pension Plan and the RGA Profit Sharing Plan due to Internal Revenue Code (the "Code") limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Profit Sharing Plan.

         Messrs. Woodring, Atkinson, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. The monthly benefit payable for life at age 65 for each individual is the sum of (a) and (b) below:

         (a) The sum of (1) 1.05% of Final Average Monthly Compensation (as defined below), multiplied by the number of years of service earned as of December 31, 1995, plus (2) 0.65% of the excess, if any, of Final Average Monthly Compensation minus one-twelfth of the Social Security Maximum Wage Average (as defined below), multiplied by the number of years of service earned as of December 31, 1995; plus

         (b) The actuarial equivalent of a lump sum benefit equal to the sum of the amounts determined below for each full year of service completed after December 31, 1995:

                        AGE ON JANUARY 1 OF THE          PERCENTAGE OF FINAL AVERAGE
                           PLAN YEAR IN WHICH            ANNUAL COMPENSATION CREDITED      PERCENTAGE OF EXCESS
                     THE YEAR OF SERVICE IS EARNED                                         COMPENSATION CREDITED

                                Up to 35                              2%                            1%
                                35 - 44                               4%                            2%
                                45 - 54                               6%                            3%
                               55 or over                             8%                            4%

         "Social Security Maximum Wage Average" means the average of the Social Security Wage Base in effect for each calendar year during the 35-year period ending with the calendar year in which a participant attains the Social Security retirement age. "Social Security Wage Base" means the maximum amount of compensation that may be considered wages for FICA tax, or $97,500 for 2007. "Breakpoint" means 60% of the Social Security Wage Base raised to the next highest $100 increment. "Excess Compensation" means the excess, if any, of Final Average Annual Compensation minus the Breakpoint. "Final Average Annual Compensation" means the highest average Benefit Salary for the five consecutive years during the preceding ten years. "Benefit Salary" means actual base salary, eligible bonuses and pre-tax salary deferrals made to the profit sharing plan or a cafeteria plan and the CODA portion of the profit sharing award. "Final Average Monthly Compensation" is one-twelfth of Final Average Annual Compensation.

         Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the officer retires. RGA International Corporation maintains a Canadian Supplemental Executive Retirement Plan, a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Mr. Watson participates in this plan and is not eligible to participate in the Pension Plan or the RGA Augmented Plan.

         Until January 1, 1994, we also maintained an Executive Supplemental Retirement Plan (the "RGA Supplemental Plan"), a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Benefits under the RGA Supplemental Plan were frozen as of January 1, 1994. The frozen annual benefit payable upon retirement at age 65 is $36,719 for Mr. Woodring and $7,770 for Mr. Atkinson. Retirement benefits under the RGA Supplemental Plan are payable at age 65 in the form of a 15-year certain life annuity, with no direct or indirect integration with Social Security benefits.

---------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF      PRESENT VALUE       PAYMENTS
                                                                  YEARS CREDITED    OF ACCUMULATED     DURING LAST
NAME                                 PLAN NAME                        SERVICE         BENEFIT(1)       FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------
Woodring                     Performance Pension Plan                   28              $527,957           ---
                              Augmented Benefit Plan                    28            $2,990,009           ---
                                 Supplemental Plan                      15              $234,960           ---
---------------------------------------------------------------------------------------------------------------------
Lay                          Performance Pension Plan                   16              $251,588           ---
                               Augmented Benefit Plan                   16              $478,957           ---
---------------------------------------------------------------------------------------------------------------------
Atkinson                     Performance Pension Plan                   20              $332,655           ---
                              Augmented Benefit Plan                    20              $811,029           ---
                                 Supplemental Plan                       7               $44,465           ---
---------------------------------------------------------------------------------------------------------------------
Schuster                     Performance Pension Plan                   16              $252,240           ---
                              Augmented Benefit Plan                    16              $468,574           ---
---------------------------------------------------------------------------------------------------------------------
Watson               RGA International Supplemental Executive
                                  Retirement Plan                       12            $1,380,801(2)        ---
---------------------------------------------------------------------------------------------------------------------

-----------------------
1. The accumulated benefit is based on service and compensation (as described above) considered by the plans for the period through December 31, 2007. The present value has been calculated assuming the earliest retirement age at which the participant can elect an unreduced benefit. For additional discussion of the assumptions, see note 10 of

                                      26


     RGA's financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. As described in such note, the interest assumption is 5.81%.

2. Represents Canadian $1,378,592 converted to US dollars using the spot currency exchange rate in effect on the last business day of the 2007 fiscal year.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2007

         The table below provides information on the non-qualified deferred compensation of the named executive officers in 2007. Employees who hold the office of vice president and above are able to defer up to 50% of their base salary and up to 100% of their cash bonus payments under our Executive Deferred Savings Plan ("EDSP"). With respect to distributions, participants may elect to receive either a lump sum payment or 1 to 15 annual installments. In addition, we also maintain the RGA Augmented Plan, a non-qualified plan under which eligible employees are entitled to receive profit sharing and matching contributions not paid to the employee under the RGA Profit Sharing Plan, due to Code limits or a reduction in compensation pursuant to the employee's participation in the EDSP. The contributions made into the employee's non-qualified deferred compensation account are based upon the maximum matching contribution rate we provide to other employees in connection with the RGA Profit Sharing Plan.

         The investment fund alternatives under the RGA Augmented Plan and EDSP mirror those in the RGA Profit Sharing Plan, and we credit the participant's non-qualified deferred compensation account(s) with the returns he or she would have received in accordance with the investment alternatives selected from time to time by the participant. We do not pay above-market or preferential earnings, compensation or returns under the EDSP or Augmented Plan, or any other plan.

            The named executive officers cannot withdraw any amounts from their deferred compensation balances until they either terminate employment or reach the designated distribution date selected by the executive at the time of their deferral election (in the case of benefits held in the executive's EDSP account). No withdrawals or distributions were made in 2007.

--------------------------------------------------------------------------------------------------------------------
                          EXECUTIVE          REGISTRANT         AGGREGATE         AGGREGATE      AGGREGATE BALANCE
                       CONTRIBUTIONS IN   CONTRIBUTIONS IN  EARNINGS IN LAST     WITHDRAWALS/      AT LAST FYE(3)
NAME                      LAST FY(1)         LAST FY(1)           FY(2)         DISTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------
Woodring                      ---              $24,695            $26,786            ---                $291,189
--------------------------------------------------------------------------------------------------------------------
Lay                        $44,296             $56,803            $24,122            ---                $520,210
--------------------------------------------------------------------------------------------------------------------
Atkinson                   $22,904             $32,325           $361,109            ---              $2,341,556
--------------------------------------------------------------------------------------------------------------------
Schuster                      ---              $15,628            $11,009            ---                $138,435
--------------------------------------------------------------------------------------------------------------------
Watson                        ---                ---                ---              ---                   ---
--------------------------------------------------------------------------------------------------------------------

-----------------------
1. The amounts in this column are also included in the Summary Compensation Table in the salary or other compensation columns (i.e., contributions to the RGA Augmented Benefit Plan).

2. Reflects earnings credited to the participant's account during 2007 in connection with the investment selections chosen from time to time by the participant.

3. All of the executive and registrant contributions for 2007 are reported in the Summary Compensation Table. In addition, the aggregate balance at last fiscal year-end column reflects the following amounts that were reported in the Summary Compensation Table in previous years: Woodring, $239,708; Lay, $394,989; Atkinson, $1,925,218; and Schuster, $111,798.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

         As described in the CD&A, our named executive officers do not have employment, severance or change of control agreements with our Company. The information below describes and quantifies certain compensation that may or will become payable under existing plans and agreements if the named executive officer's employment had terminated on December 31, 2007, due to a change of control, disability or death, given his or her compensation and service levels as of such date and, where applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees such as distributions under the 401(k) and pension plans, retiree medical benefits, disability benefits and accrued vacation pay.

         Change of Control. Upon the occurrence of a change of control (as defined below), any unvested stock options granted before the date of that event could become exercisable if the Compensation Committee decided to maintain the named executive officer's rights following a change in control. Our Flexible Stock Plan and stock option grant agreements provide that the Compensation Committee may accelerate the vesting periods or arrange for us to purchase the options so the named executive officer receives the value that he or she would have attained had the option been currently exercisable. In addition, our Flexible Stock Plan and PCRS grant agreements provide that upon a change of control, as soon as practicable following the end of the applicable three-year performance period, we must deliver to the named executive officer the number of shares that coincides with the target award for each outstanding grant of PCRS.

         Disability or Death. If one of the named executive officers were to become disabled or die, any unvested stock options granted before the date of such event would immediately vest and become exercisable. In addition, he or she would receive a pro rata proportion of the shares of common stock that would have been issued under any award of PCRS at the end of the three-year performance period. The pro rata proportion is determined based on the number of calendar months in the performance period during which he or she was employed, divided by 36 months (the total number of months in the three-year performance period).

         Retirement. Upon the "retirement" (as defined below) of a named executive officer, unvested stock options do not accelerate but continue to vest in accordance with the vesting schedule and provisions specified in the respective option grant agreement(s). Upon his or her retirement, the pro rata distribution provisions described above under "Disability or Death" apply to any PCRS grants. Due to the number of factors that affect the nature, amount and timing of the vesting and exercise of stock options, or the actual award following a PCRS performance period, the amounts paid to or received by the named executive officer may differ and are undeterminable until actually realized.

         The named executive officers may participate in deferred compensation plans that permit deferral of certain compensation. They also participate in our defined contribution and defined benefit retirement plans. The last column of the Nonqualified Deferred Compensation table reports each named executive's aggregate balance at December 31, 2007, under each nonqualified deferred compensation or defined contribution plan. The named executive officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment or retirement. The Pension Benefits table describes the general terms of each pension plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer's accumulated pension benefit.

         Definitions. "Change of Control" is defined in our Flexible Stock Plan and, for this discussion, means (i) the acquisition, without Board approval, of more than twenty percent (20%) of our outstanding common shares through a tender offer, exchange offer or otherwise, (ii) our liquidation or dissolution following a sale or other disposition of all or substantially all of our assets, (iii) a merger or consolidation involving us which results in us not being the surviving corporation, or (iv) a change in the majority of the members of our Board of Directors during any two-year period not approved by at least two-thirds of the Directors who were members at the beginning of the two-year period.

         "Retirement" is defined in the respective equity incentive grant agreements and means disability, death or termination of employment due to retirement of a named executive officer who has attained age 55 and a combination of age and service that equals at least 65. Thus, named executive officers who attain age 55 and have 10 years of service (which at December 31, 2007 includes Messrs. Woodring and Watson) satisfy the definition and are eligible for the benefits described above associated with retirement.

         The following table provides the value of equity awards that would accelerate and become exercisable or vested upon the occurrence of a change of control or if the named executive officer had become disabled or died as of December 31, 2007. The value calculations are based upon our stock price as of December 31, 2007 ($52.48), the last business day of the year, and in the case of options reflect the payment of the respective option exercise price.

-----------------------------------------------------------------------------------------------
                                CHANGE OF CONTROL                     DISABILITY OR DEATH
                   ----------------------------------------------------------------------------
                                                PCRS                                 PCRS
NAME                    OPTIONS        (FULL AWARD AT TARGET)      OPTIONS        (PRO RATA)
-----------------------------------------------------------------------------------------------
Woodring                $740,068              $1,349,733            $740,068       $729,769
-----------------------------------------------------------------------------------------------
Lay                     $244,094                $433,327            $244,094       $228,008
-----------------------------------------------------------------------------------------------
Atkinson                $296,427                $402,889            $296,427       $217,862
-----------------------------------------------------------------------------------------------
Schuster                $234,874                $433,327            $234,874       $228,008
-----------------------------------------------------------------------------------------------
Watson                  $337,146                $734,720            $337,146       $367,360
-----------------------------------------------------------------------------------------------

DIRECTOR COMPENSATION

         Directors who also serve as officers of our Company, MetLife, or any subsidiaries of such companies do not receive any additional compensation for serving our Company as members of the Board of Directors or any of our committees. During 2007, this group of directors consisted of Messrs. Launer, Kandarian, Reali, Ms. Piligian and Mr. Woodring. Effective January 1, 2005, the Board revised the compensation for directors who are not employees of our Company, MetLife, or any subsidiaries of such companies ("non-employee directors"), and that compensation arrangement continued in 2007. In 2007, non-employee directors were paid an annual retainer fee of $50,000 (except the chair of the Audit Committee, who received an annual retainer fee of $62,000, and the chair of any other Committee, who received an annual retainer fee of $58,000). Non-employee directors were paid $3,000 for each Board and Committee meeting attended in person, and $1,500 for participating in a telephonic Board or Committee meeting. If applicable, a non-employee director serving as Chairman of the Board would receive an annual retainer of $83,000, a $4,000 fee for each Board meeting attended in person and $2,000 for participating in a telephonic Board meeting, and an annual grant of 1,600 shares of stock. We also reimburse directors for out-of-pocket expenses incurred in connection with attending Board and Committee meetings. Mr. Bartlett also serves as a director of our Australian holding and operating companies, and receives an annual retainer of AUS $75,000 and superannuation pension benefits AUS $6,750 for those services.

         During 2007, the group of non-employee directors consisted of Messrs. Bartlett, Eason, Greenbaum and Henderson. Each non-employee director is issued 1,200 shares of stock effective on the date of the February Board meeting.

         Non-employee directors may elect to receive phantom shares in lieu of their annual retainer (including the stock portion) and meeting fees. A phantom share is a hypothetical share of our common stock based upon the fair market value of the common stock at the time of the grant. Phantom shares are not distributed until the director ceases to be a director by reason of retirement as a director, at which time we will issue cash or shares of common stock in an amount equal to the value of the phantom shares.

         All such stock and options are issued pursuant to the Flexible Stock Plan for Directors, which was amended and restated at the annual meeting held May 28, 2003. Phantom shares are granted under the Phantom Stock Plan for Directors, which was last amended at the annual meeting held May 28, 2003.

--------------------------------------------------------------------------------------------------------------------
                                                                          CHANGE IN
                                                                           PENSION
                                                                          VALUE AND
                                                                         NONQUALIFIED
                       FEES EARNED                         NON-EQUITY      DEFERRED
                       OR PAID IN     STOCK     OPTION   INCENTIVE PLAN  COMPENSATION    ALL OTHER
NAME                     CASH(1)    AWARDS(2)  AWARDS(3)  COMPENSATION     EARNINGS     COMPENSATION      TOTAL
--------------------------------------------------------------------------------------------------------------------
William J. Bartlett     $147,500     $71,556      ---         ---            ---         $68,567(4)     $287,623
--------------------------------------------------------------------------------------------------------------------
J. Cliff Eason          $141,500     $71,556      ---         ---            ---            ---         $213,056
--------------------------------------------------------------------------------------------------------------------
Stuart I. Greenbaum     $161,500     $71,556      ---         ---            ---            ---         $233,056
--------------------------------------------------------------------------------------------------------------------
Alan C. Henderson       $151,000     $71,556      ---         ---            ---            ---         $222,556
--------------------------------------------------------------------------------------------------------------------

-----------------------

1. This column reflects the amount of compensation earned in 2007 for Board and committee service.

2. This column reflects the award of 1,200 shares of common stock on February 20, 2007, at a closing market price of $59.63. The aggregate grant date fair value computed in accordance with FAS 123R is $71,556. The stock is issued as part of the directors' annual compensation. We ceased granting shares of restricted stock to directors in 2005, however, 400 shares of the final grant on January 27, 2005 were unvested as of December 31, 2007 (the remaining 400 shares vested on January 1, 2008). For additional information on the valuation assumptions, refer to note 18 of the RGA financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

3. We ceased granting stock options to directors in 2003. The following directors have outstanding option awards at 2007 fiscal year-end: Eason - 10,500; Greenbaum - 17,933; and Henderson - 6,000.

4. Represents compensation for services as a director of our Australian holding and operating companies. Converted to U.S. dollar amount using the average AUD/USD exchange rate for 2007.

SECURITIES OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

                          OWNERSHIP OF SHARES OF RGA
                          --------------------------

         The following table sets forth, as of February 1, 2008, certain information with respect to: (1) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock, and (2) the ownership of common stock by (i) each of our directors and nominees, (ii) each of our named executive officers, and (iii) all directors, nominees, and executive officers as a group.

                                                                         AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER(2)                                                     BENEFICIAL OWNERSHIP(1)        CLASS(2)
----------------                                                        --------------------           -----
SIGNIFICANT SHAREHOLDERS:

MetLife, Inc.                                                                  32,243,539(3)             52%
200 Park Avenue
New York, New York 10166-0188

Wellington Management Company, LLP                                              4,870,951(4)             7.9%
75 State Street
Boston, Massachusetts 02109

                                      30


                                                                         AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER(2)                                                     BENEFICIAL OWNERSHIP(1)        CLASS(2)
----------------                                                        --------------------           -----
DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS:

A. Greig Woodring, Director,                                                      454,595(5)              *
President and Chief Executive Officer

William J. Bartlett, Director                                                       4,300                 *

J. Cliff Eason, Director                                                           17,550(6)              *

Stuart I. Greenbaum, Director                                                      23,433(7)              *

Alan C. Henderson, Director                                                        11,796(8)              *

Steven A. Kandarian, Director(3)                                                       --                 **

Joseph A. Reali, Director(3)                                                           --                 **

Georgette A. Piligian, Director(3)                                                     --                 **

David B. Atkinson,                                                                151,872(9)              *
Executive Vice President and Chief Operating Officer

Jack B. Lay,                                                                       83,061(10)             *
Senior Executive Vice President and Chief Financial Officer

Paul A. Schuster,                                                                  94,005(11)             *
Senior Executive Vice President - U.S. Operations

Graham Watson,                                                                    156,718(12)             *
Senior Executive Vice President - International                                 ---------

All directors and executive officers as a group (14 persons)                    1,072,908(13)            1.71%


-----------------

*Less than one percent.
**Not applicable.

1. Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned. None of the shares held by directors, nominees or named executive officers are pledged as security.

2. For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For computing the percentage of the class of securities held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested stock options) are deemed to be outstanding for the purposes of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or group. No director, nominee or named executive officer owns more than one percent of our outstanding common stock.

3. The amount in the table reflects the total beneficial ownership of MetLife, Metropolitan Life, GenAmerica Financial, LLC, and General American Life Insurance Company and contained in a Schedule 13D/A filed with the SEC on February 22, 2008. Each of the filing companies shares voting and dispositive power with each other.

                                      31


     Mr. Kandarian is an executive officer, and Mr. Reali and Ms. Piligian are senior officers, of MetLife. Each of them disclaims beneficial ownership of the shares beneficially owned by MetLife and its subsidiaries.

4. As reported on a Schedule 13G/A filed February 14, 2008, Wellington Management Company, LLP ("WMC") is an investment adviser. Shares are owned of record by clients of WMC, none of which is known to have beneficial ownership of more than five percent of our outstanding shares. WMC has shared voting power of 3,584,626 shares and shared dispositive power of 4,842,151 shares.

5. Includes for Mr. Woodring 344,195 shares of common stock subject to stock options that are exercisable within 60 days.

6. Includes for Mr. Eason 10,500 shares of common stock subject to stock options that are exercisable within 60 days.

7. Includes for Mr. Greenbaum 15,683 shares of common stock subject to stock options that are exercisable within 60 days.

8. Includes for Mr. Henderson 6,000 shares of common stock subject to stock options that are exercisable within 60 days.

9. Includes 113,077 shares of common stock subject to stock options that are exercisable within 60 days and 30,000 shares for which Mr. Atkinson shares voting and investment power with his spouse. Also includes 6,548 restricted shares of common stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Atkinson has no investment power.

10. Includes 44,233 shares of common stock subject to stock options that are exercisable within 60 days and 16,816 shares for which Mr. Lay shares voting and investment power with his spouse. Also includes 6,548 restricted shares of common stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Lay has no investment power.

11. Includes 63,162 shares of common stock subject to stock options that are exercisable within 60 days, and 20,181 shares for which Mr. Schuster shares voting and investment power with his spouse.

12. Includes 94,415 shares of common stock subject to stock options that are exercisable within 60 days and 6,187 shares owned by Intercedent Limited, a Canadian corporation of which Mr. Watson has a majority ownership interest.

13. Includes a total of 745,538 shares of common stock subject to stock options that are exercisable within 60 days; and 13,096 shares of restricted common stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which the holder has no investment power.

                        OWNERSHIP OF SHARES OF METLIFE
                        ------------------------------

         The following table sets forth, as of February 1, 2008, certain information with respect to the following individuals to the extent they own shares of common stock of MetLife, our parent: (i) each of our directors and nominees; (ii) each of our named executive officers; and (iii) all directors, nominees, and executive officers as a group.

                                                                                                            PERCENT
                                                                                                            -------
BENEFICIAL OWNER                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)       OF CLASS
----------------                                         --------------------------------------------       --------
                                                                DIRECT                 INDIRECT(2)
                                                                ------                 -----------
Steven A. Kandarian, Director                                   38,333(3)                  ---                 *
Joseph A. Reali, Director                                      133,965(4)                  170(5)              *
Georgette A. Piligian, Director                                 47,425(6)                   20(7)              *
A. Greig Woodring, Director, President & CEO                        90                     ---                 *
Jack B. Lay, Senior EVP and CFO                                    200(8)                  ---                 *
David B. Atkinson, EVP and COO                                     ---                     ---                 *
Paul A. Schuster, Senior EVP - U.S. Operations                     ---                     ---                 *
Graham Watson, Senior EVP - International                          ---                     ---                 *
                                                               -------                     ---
All directors and executive officers as a group                220,013(9)                  190                 *
(14 persons)

-----------------------

*Less than one percent.

                                      32


1. Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned.

2. Unless otherwise noted, represents shares held through the MetLife Policyholder Trust, which has sole voting power over such shares.

3. Includes 38,333 shares of MetLife common stock subject to stock options that are exercisable within 60 days.

4. Includes 109,125 shares of MetLife common stock subject to stock options that are exercisable within 60 days, and 21,840 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.

5. Includes 10 shares jointly held with Mr. Reali's spouse with whom Mr. Reali shares investment power.

6. Includes 44,035 shares of MetLife common stock subject to stock options that are exercisable within 60 days and 3,390 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.

7. Includes 20 shares jointly held with Ms. Piligian's spouse, with whom she shares investment power.

8. Includes 200 shares of MetLife common stock subject to stock options that are exercisable within 60 days.

9. Includes a total of 191,693 shares of MetLife common stock subject to stock options that are exercisable within 60 days and 24,870 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 they file.

         Based solely on our review of the copies of such forms we have received or that were filed with the SEC, or written representations from certain reporting persons, we believe that all our directors, executive officers, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2007, except a Form 4 was not filed for an option exercise and sale of 8,468 shares on May 3, 2007 for Mr. Schuster. Those transactions were reported on a Form 5 filed February 7, 2008.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

         Review and Approval of Related Person Transactions. We do not have any agreements, transactions or relationships with related persons such as directors, nominees, executive officers, or immediate family members of such individuals. At least annually we review all relationships between our Company and our directors and executive officers and their immediate family members to determine whether such persons have a direct or indirect material interest in any transaction with us. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors, nominees and executive officers with respect to related person transactions. If such a transaction arose, our legal staff would determine, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, related person transactions that are determined to be directly or indirectly material to us are disclosed in our Proxy Statement and other SEC filings.

         The current related person transactions to which we or our subsidiaries are parties are reinsurance agreements, administrative service agreements, a product license and a registration rights agreement, all of which are with MetLife, our majority shareholder. The charges for reinsurance, administrative and corporate services and the license fee are based on arms-length negotiations and pricing that we believe is comparable to the fees that would be charged to our other clients or incurred for services provided by a third party vendor.

Any agreements between RGA Reinsurance Company, our primary operating company and a Missouri insurance company, and another subsidiary or affiliate of MetLife must be filed for review and approval by the Missouri Department of Insurance ("MDOI"). The MDOI requires that the fees be fair, reasonable and less than or equal to the cost for such services from a third party.

         In July 2007, our board of directors adopted a policy as part of its corporate governance guidelines that requires advance approval by our board of directors before any of the following persons knowingly enter into any transaction with our company or any of our subsidiaries or affiliates through which such person receives any direct or indirect financial, economic or other similar benefit or interest. The individuals covered by the policy include:

         o     any director

         o     any nominee for director

         o     any executive officer

         o     any holder of more than five percent of our voting securities

         o any immediate family member of such a person, as that term is defined in the policy, and

         o any charitable entity or organization affiliated with such person or any immediate family member of such person.

         Transactions covered by the policy include any contract, arrangement, understanding, relationship, transaction, contribution or donation of goods or services, but exclude transactions with any of the following:

         o MetLife, our majority shareholder, if the transaction is entered into in the ordinary course of our business and the terms are comparable to those that are or would be negotiated with an unrelated client or vendor, or

         o any charitable entity or organization affiliated with a director, nominee for director, executive officer, or any immediate family member of such a person if the amount involved is $2,500 or less.

         Each of the transactions below that commenced in or after July 2007 was ratified or pre-approved in accordance with the foregoing policy, other than reinsurance agreements that fall within the exception described above.

         On January 6, 2000, MetLife acquired 100% of GenAmerica Financial Corporation, our predecessor parent, including its beneficial ownership of RGA shares, which was approximately 48% at December 31, 1999. This acquisition, together with direct investments in our Company in 1999, 2002 and 2003, made MetLife our majority shareholder with beneficial ownership of approximately 52% of all outstanding shares (as of February 1, 2008). Currently, three of our eight directors are executives or senior officers of MetLife.

         Reinsurance Business. We have arms-length direct policies and reinsurance agreements with MetLife and some of its affiliates. Under these agreements, we had net premiums of approximately $250.9 million in 2007, $227.8 million in 2006 and $226.7 million in 2005. The net premiums reflect the net business assumed from and ceded to such affiliates of MetLife. Our pre-tax income (loss), excluding interest income allocated to support the business, was approximately $16.0 million in 2007, $10.9 million in 2006 and ($11.3) million in 2005. Our reinsurance treaties with MetLife are generally terminable by either party on 90 days written notice, but only with respect to future new business; existing business generally is not terminable, unless the underlying policies terminate or are recaptured. Under these treaties, MetLife is permitted to reassume all or a portion of the risk formerly ceded to us after an agreed-upon period of time, or in some cases, due to changes in our financial condition or ratings. Recapture of business previously ceded does not affect premiums ceded prior to the recapture of such business, but would reduce premiums in subsequent periods.

         Registration Rights. On November 24, 2003, our Company, MetLife, Metropolitan Life, General American and Equity Intermediary Company (which is now dissolved) entered into a registration rights agreement, which superseded then existing agreements with General American and Equity Intermediary Company. Under the terms of the agreement, MetLife and its affiliates were entitled, subject to certain limitations and conditions, to "piggyback" and demand registration rights and we were required to bear certain expenses associated with the registration of any shares held by MetLife or its affiliates. In March 2005, we registered the shares held by MetLife on a Form S-3 registration statement, which was renewed in a Form S-3 filing in February 2006. We paid a registration fee to the SEC of approximately $173,200 in connection with the original registration, and incurred certain other legal and accounting expenses to register the shares. Although the MetLife shares are now registered, various other provisions of the agreement remain operable.

         Administrative Services. General American Life Insurance Company, which we refer to as "General American," and MetLife have historically provided our Company and its subsidiary, RGA Reinsurance Company, with certain limited administrative services, such as corporate risk management and corporate travel services. The cost of these services was approximately $2.8 million in 2007, $2.4 million in 2006 and $1.7 million in 2005.

         Effective January 1, 1997, General American entered into an administrative services agreement with RGA Reinsurance Company whereby General American provides services necessary to handle the policy and treaty administration functions for certain bank-owned life insurance policies. RGA Reinsurance Company paid General American approximately $30,000 in 2005. The agreement has been terminated and no amounts were paid in 2007 or 2006.

         Product License Agreement. RGA Reinsurance Company has a product license and service agreement with MetLife, which is terminable by either party on 30 days notice. Under this agreement, we have licensed the use of our electronic underwriting product to MetLife and provide Internet hosting services, installation and modification services for the product. Revenue under this agreement from MetLife was approximately $0.6 million in 2007, $0.7 million in 2006 and $1.6 million in 2005.

INDEPENDENT AUDITOR

         Deloitte & Touche LLP ("Deloitte") was our independent auditing firm for the fiscal year ended December 31, 2007, and we expect to select this firm again for the year ending December 31, 2008. A representative of Deloitte is expected to be present at the 2008 Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

         The aggregate fees billed to us for the fiscal years ending December 31, 2007 and 2006 by our principal accounting firm, Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") are as follows:

                                                                           FISCAL YEAR
                                                          2007                                   2006

Audit Fees(1)                                          $3,883,500                             $3,710,709
Audit Related Fees(2)                                     138,157                                380,834
                                                       ----------                             ----------
Total audit and audit-related fees                      4,021,657                              4,091,543
Tax Fees(3)                                               170,187                                192,278
All Other Fees(4)                                             ---                                 14,273
                                                       ----------                             ----------

Total Fees                                             $4,191,844                             $4,298,094
                                                       ==========                             ==========


                                      35


-----------------------
1. Includes fees for the audit of our Company's and its subsidiaries' annual financial statements, reviews of our quarterly financial statements, and Sarbanes-Oxley Section 404 attestation.

2. Includes fees for services rendered by the Deloitte Entities for matters such as employee benefit plan audits, assistance with internal control reporting requirements, and services associated with SEC registration statements, periodic reports and securities offerings.

3. Includes fees for tax services rendered by the Deloitte Entities, such as consultation related to tax planning and compliance.

4.   De minimis fees for other types of permitted services.

         All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Deloitte Entities was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy which provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed our 2007 audited financial statements with management. The Audit Committee also discussed with the independent accountants the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standard, AU 380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with those accountants their independence. Based on those reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC. This report is provided by the following independent directors, who comprise the Committee:

                         William J. Bartlett, Chairman
                                J. Cliff Eason
                              Stuart I. Greenbaum
                               Alan C. Henderson

-------------------------------------------------------------------------------
ITEM 2 - APPROVAL OF 2008 MANAGEMENT INCENTIVE PLAN
-------------------------------------------------------------------------------

         The second item to be acted upon at the Annual Meeting is a proposal to approve the 2008 Management Incentive Plan (the "2008 MIP"). In 1993, the Board of Directors of the Company first adopted the Management Incentive Plan. The Company's shareholders approved the Management Incentive Plan at the annual meetings of shareholders in 1996 and 2003.

         The classes of employees eligible to participate in the 2008 MIP are associates who are designated annually by the Compensation Committee, which we refer to as "participants." As of March 2008, approximately 770 employees participated in the existing Management Incentive Plan. The 2008 MIP provides for awards to be granted to participants in any of the following forms, as determined by the Compensation Committee: cash, performance shares, restricted stock or other stock-based compensation. Any stock-based awards may be issued pursuant to the Flexible Stock Plan. Please see "Item 3 - Approval of Amendment to the Flexible Stock Plan" for additional information on that plan.

         Shareholder approval is being sought so that awards pursuant to the 2008 MIP will qualify as performance-based compensation for purposes of
Section 162(m) of the Internal Revenue Code (the "Code"), which limits to $1,000,000 the amount deductible for non-performance-based compensation paid to the chief executive officer, chief financial officer, and three other most highly-compensated executive officers (other than the CEO and CFO). If approved, the 2008 MIP will apply to compensation payable beginning after 2008 with the existing Management Incentive Plan continuing to apply through 2008.

         The principal features of the 2008 MIP, as amended, are described below. This description is subject to and qualified in its entirety by the full text of the 2008 MIP, a copy of which is attached as an appendix to this Proxy Statement (filed with the SEC on or about April 9, 2008), and incorporated herein by reference. The Proxy Statement and appendices are available through the Company's website (www.rgare.com) or at the SEC website (www.sec.gov/edgar). Information on our website does not constitute part of this Proxy Statement. You also may obtain a copy of the Management Incentive Plan from us upon written request.

GENERAL PLAN PROVISIONS

         Like the existing Management Incentive Plan, the purpose of the 2008 MIP is to motivate superior, focused and prudent performance on the part of associates for the ultimate benefit of shareholders. Awards are determined and payable annually using an overall three-part structure: (1) no awards will be payable in any fiscal year in which performance criteria fall below a specified amount known as the "trigger"; (2) to assure fiscal soundness and provide solid funding for all awards, a meaningful portion of every participant's award opportunity is linked to Company and division performance against key financial objectives; and (3) a meaningful portion of many, but not all, participants' awards are tied to his/her unit's and/or individual performance (unit results will be evaluated using either financial and/or operational measures).

         The Compensation Committee of the Board of Directors (the "Committee") has ultimate approval authority for awards under the 2008 MIP and will annually monitor and approve participation and opportunity levels, Company goals, the general design and mix of opportunity, total awards and performance goals and their achievement. The Company's management will recommend all awards under the 2008 MIP to the Committee for approval. The Vice President of Human Resources is the general administrator of the 2008 MIP and will maintain records, prepare summary materials for the Committee and ensure the payment of awards net of all applicable withholding.

         Each member of the Committee must be a "non-employee director" as defined in Rule 16b-3 promulgated by the SEC. The Board of Directors has designated a Committee consisting solely of individuals who constitute "outside directors" as defined in Section 162(m) of the Code.

         Awards are based upon attainment of pre-established goals relating to overall Company performance or the performance of a subsidiary, division, business unit, or an individual. The pre-established goals may include one or more of the following:

         o operating earnings or income; operating earnings per share; net income; total or net revenues; gross or net premiums; shareholder return and/or value; retained earnings; book value or book value per share; gross or net margin; profit returns and margins; operating or net cash flow; financial return ratios; return on equity; return on average adjusted equity; return on assets; return on invested capital; earnings per share growth; change in embedded value; embedded value of new business;

         o budget achievement; expenses; expense control; market capitalization; stock price; market share; working capital; cash available to Company from a subsidiary or subsidiaries; dividends; ratings; business trends; economic value added; and

         o product development; client development; leadership; project progress; project completion; quality; customer satisfaction; diversity and corporate governance.

         The goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

         No award will be payable unless and until the Committee certifies that the performance goals and any other material terms have been met. No award will be payable for any year in which the performance criteria falls below a specified amount, or trigger. The maximum annual award that can be granted to any participant for any calendar year is $3,000,000.

         The performance goals for each participant and the amount of compensation payable if those goals are met will be established for each plan year (or other performance period) by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate (which will generally be the beginning of the plan year) and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. Such goals and the compensation payable for each plan year if the goals are achieved, including the portion of such compensation payable in cash, or otherwise, will be set forth in each participant's award agreement. Any restricted stock, performance shares, or other stock-based compensation may be granted under the Flexible Stock Plan, as determined by the Committee. Any payment under any award will be made within the calendar year following the applicable plan year (or other period of performance) to which such award relates. The Committee will have the discretion to reduce the compensation which would otherwise be payable upon the achievement of one or more performance goals in whole or in part to the extent that it deems appropriate.

         The 2008 MIP will remain in effect until amended or terminated by the Committee. Presently, the Committee intends to maintain the 2008 MIP indefinitely, but reserves the right to amend or terminate it at any time if the Committee deems such action to be in the best interests of the Company or its shareholders or employees.

         A participant who is no longer actively employed by the Company on the date awards are determined and paid to other participants for any year (or other performance period) will forfeit all rights to any award for such year, except in the case of termination due to retirement at or after the age of 55, total disability or death. In such cases, the Committee will, in its discretion, authorize an applicable award, generally on a pro rated basis, but only if the applicable performance goals have been met. A participant whose individual performance is deemed to be unsatisfactory will forfeit his or her award if such forfeiture is approved by the Committee.

         Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Company will have the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local, domestic or foreign, tax withholding.

         Because awards under the 2008 MIP are subject to the discretion of the Committee, awards to be received by individual participants are not determinable. Please see "Compensation Discussion and Analysis" and "Executive Compensation" for a discussion of awards under our current Management Incentive Plan for our named executive officers.

FEDERAL INCOME TAX CONSEQUENCES

         Cash Awards. Awards payable in cash are includable in the participant's gross income when paid and deductible by the Company when paid or accrued.

         Performance Shares, Restricted Stock and Other Stock-Based Awards. The tax consequences of these types of awards are described in the discussion of "Federal Income Tax Consequences" under Item 3.

         The foregoing statement is only a summary of certain federal income tax consequences of the 2008 MIP and is based on the Company's understanding of present federal tax laws and regulations.

VOTE REQUIRED

         The vote required to approve this Item 2 is a majority of the common stock represented in person or by proxy at the Annual Meeting, provided the total votes cast represent over 50% of the shares entitled to vote. As a holder of common stock, MetLife is entitled to vote on this proposal. MetLife beneficially owns and has shared voting power with respect to approximately 52% of the Company's outstanding shares. MetLife has informed the Company that it intends to vote for this Item 2; therefore approval of this Item 2 by the shareholders is assured.

RECOMMENDATION OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors has approved the proposal regarding the 2008 MIP and recommends that shareholders vote FOR the proposal.

-------------------------------------------------------------------------------
ITEM 3 - APPROVAL OF AMENDMENT TO THE FLEXIBLE STOCK PLAN
-------------------------------------------------------------------------------

         The third item to be acted upon at the Annual Meeting is a proposal to consider and approve the amendment of our Flexible Stock Plan to provide for the material terms of the performance goals to be used for determining certain awards to executive officers covered under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), under our Flexible Stock Plan (the "Plan").

         Under Section 162(m), shareholder approval of the material terms of the performance measures used for determining awards to our associates under the Plan is required to enable the Company to obtain a deduction for awards paid under the Plan in excess of $1,000,000 to the chief executive officer, chief financial officer, and three other most highly-compensated executive officers (other than the CEO and CFO) for a given year. As described under the caption "Performance Goals" below, the amendment to the Plan will expressly provide for such goals.

FLEXIBLE STOCK PLAN

         The Board of Directors originally adopted the Plan in February 1993 and, on March 31, 1993, our shareholders approved the Plan. The Plan was amended and restated effective July 1, 1998. On May 24, 2000 and May 28, 2003, our shareholders approved amendments to the Plan that increased the number of shares under the Plan for which options, stock appreciation rights, restricted stock, performance shares and other stock-based awards are granted. On May 26, 2004, our shareholders approved an amendment to eliminate the "evergreen" provision that provided for an automatic increase of 5% each year in the number of authorized shares available for issuance under the Plan. On May 23, 2007, our shareholders approved an increase in the total number of shares authorized for issuance by 3,000,000, for a total of 9,260,077.

         The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares and cash and other stock-based awards to our employees, employees and owners of entities that have a direct or indirect ownership interest in us or in which we have a direct or indirect ownership interest, individuals who are employed by or owners of our client companies or suppliers, and individuals who are employed by or owners of companies that render services to us (collectively, the "participants"). As of March 2008, approximately 165 employees participate in the Plan.

         Under the Plan, a maximum of 9,260,077 shares are presently authorized for issuance from treasury stock or authorized but unissued shares. As of March 1, 2008, equity-based awards to purchase or receive 3,362,877 shares of common stock were granted to participants and outstanding under the Plan, and 3,379,540 shares have been exercised by, awarded to or received by participants. As of March 3, 2008, the closing price of our common stock on the NYSE was $54.22 per share.

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

         The principal features of the Plan, as amended, are described below. This description is subject to and qualified in its entirety by the full text of the Plan, including subsequent plan amendments (which were filed with the SEC as an exhibit to this Proxy Statement on or about April 9, 2008) and incorporated herein by reference. The Plan and amendments, as filed with the SEC, are also available on our website (www.rgare.com), or on the SEC website (www.sec.gov/edgar). Information on our website does not constitute part of this Proxy Statement. You may also obtain a copy of the Plan upon written request.

         The Plan provides for benefits to be awarded to eligible participants in the form of stock options, stock appreciation rights, restricted stock, performance shares, cash awards and other stock-based awards. If any benefit expires or is terminated, surrendered, cancelled or forfeited, the shares covered by such benefit will be added back to the shares available for use under the Plan.

         If our stock is changed by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, then the number and class of shares available for benefits, the number of shares subject to any outstanding benefits and the price thereof will be appropriately adjusted.

         The Compensation Committee of the Board of Directors (the "Committee") administers the Plan. The Committee currently consists of four of our outside directors. Each member of the Committee must be a "non-employee director" as defined in Rule 16b-3 promulgated by the SEC. The Board of Directors has designated a Committee consisting solely of individuals who constitute "outside directors" as defined in Section 162(m) of the Code. The Committee, by majority action, is authorized to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the provisions of the Plan. The Committee makes its determinations under the Plan based upon the recommendations of our chief executive officer and management, information made available to the Committee and its judgment as to the best interests of RGA and our shareholders. In certain circumstances, the Committee may delegate all or any part of its authority under the Plan to our employees or another committee. Because awards are subject to the discretion of the Committee, future awards are not determinable. Please see "Compensation Discussion and Analysis" and "Executive Compensation" for discussion of 2007 awards to our named executive officers under the Plan.

         Under the Plan, the Committee may award: (a) stock options exercisable into shares of our common stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended; (b) stock appreciation rights; (c) restricted shares of our common stock; (d) performance shares (including performance contingent restricted stock), (e) cash awards, and (f) other stock-based awards and benefits. As provided in the Plan, the Committee has complete discretion to determine the type and number of benefits granted to any participant and the terms and conditions that attach to each grant. Such terms and conditions are not necessarily uniform among different participants. The receipt by a participant of one type of grant under the Plan does not entitle the participant to receipt of any other type of grant. Payment for shares of common stock purchased upon exercise of any option or any other benefit granted under the Plan that requires payment by a participant to us will be made in cash, or with the consent of the Committee or as provided in the applicable individual award document, by the tender of shares of common stock having a fair market value equal to the purchase price, or in other property, rights and credits, to the extent permitted by law, or any combination of the foregoing.

         Stock Options. The Committee may grant stock options, which entitle the participant to purchase our common stock at a price established by the Committee, and that price will not be less than the fair market value of our common stock on the date of the grant. "Fair market value" means the closing price of shares on the NYSE on a given date. The Committee determines the term of the stock options, including the times and conditions under which the options become exercisable. The maximum number of shares with respect to which incentive stock options are issuable under the Plan is 150,000 shares. The maximum number of shares with respect to which options may be granted to any participant in any one-year period may not exceed 200,000 shares. For purposes of the preceding sentence, shares of common stock covered by an option that is

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

cancelled will count against the maximum number of shares that may be granted to any participant in any one-year period, and if the exercise price under an option is reduced, the transaction will be treated as a cancellation of the option and a grant of a new option.

         Stock Appreciation Rights ("SARs"). The Committee may grant SARs, which gives the participant a right to receive payment in an amount equal to the appreciation, if any, in the fair market value of a share from the date of the grant to the date of its payment. Such payment is made in cash, in common stock or in any combination of cash and common stock, as the Committee may determine. The maximum number of SARs that may be granted to any participant in any one-year period is 15,000. For purposes of the preceding sentence, any SARs that are cancelled will count against the maximum number of SARs that may be granted to any participant in any one-year period, and if the fair market value of a share on which appreciation under a SAR is calculated is reduced, the transaction will be treated as a cancellation of the SAR and the grant of a new SAR.

         Restricted Stock. The Committee may grant benefits under the Plan in the form of Restricted Stock. Shares of Restricted Stock are issued and delivered at the time of the grant but are subject to forfeiture as provided in the grantee's individual agreement. The grantee may be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant, but cannot transfer such shares until all restrictions have been satisfied. Grants are made at a per share cost equal to the par value.

         Performance Shares. Performance Shares are the right of an individual to whom a grant of such shares is made to receive shares or cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant. Generally, such right is based upon the attainment of targeted profit and/or performance objectives.

         Cash Awards. Cash Awards are benefits payable in cash. The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate. The amount of any cash award in any fiscal year to any participant who is subject to Section 16 of the Securities Exchange Act of 1934 cannot exceed the greater of $100,000 or 50% of his cash compensation (excluding any cash award under the Plan) for such fiscal year.

         Other Stock-Based Awards and Other Benefits. An Other Stock-Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, Company common stock. The Committee may grant other types of benefits under the Plan if the Committee believes that such benefits would further the purposes for which the Plan was established.

         In the event of a "change in control" (as defined below) the Committee may provide such protection as it deems necessary to maintain a participant's rights. The Committee may, among other things, (i) accelerate the exercise or realization of any benefit, (ii) purchase a benefit upon the participant's request for cash equal to the amount which could have been attained upon the exercise or realization of the benefit had it been currently exercisable or payable, (iii) adjust the benefit as the Committee deems appropriate, and (iv) cause the benefit to be assumed by the surviving corporation. A "change of control" generally means (i) the acquisition, without the approval of the Board, by any person or entity, other than us and certain related entities, of more than 20% of the outstanding shares of common stock through a tender offer, exchange offer or otherwise; (ii) the liquidation or dissolution of us following a sale or other disposition of all or substantially all of our assets; (iii) a merger or consolidation involving us which results in our not being the surviving parent corporation; or (iv) a change in the majority of the members of the Board of Directors during any two-year period not approved by at least two-thirds of the Directors who were members at the beginning of the two-year period.

         The Plan will remain in effect until terminated by the Board of Directors. The Board, in its sole discretion, may terminate the Plan at any time and, from time to time, may amend or modify the Plan. However, the Board may not amend the Plan, without obtaining shareholder approval in a manner (i) which would cause options which are intended to qualify as incentive stock options to fail to qualify, (ii) which would cause the Plan to fail to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 or
Section 162(m) of the Code, or (iii) which would violate applicable law. No amendment, modification or

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

termination of the Plan will adversely affect a participant's right to any benefit granted under the Plan prior to such amendment or termination. Non-qualified stock options, grants of PCRS units and restricted stock are the forms of benefits that have been granted under the Plan.

PERFORMANCE GOALS

         The Flexible Stock Plan permits the Committee, in its discretion, to condition any of the awards upon achievement of one or more performance goals. In order for awards to constitute performance-based compensation for purposes of Section 162(m), the Committee has recommended, and our Board of Directors has approved, an amendment to the Plan to specify the goals applicable to performance-based awards under the Plan. Under the amendment, awards intended to constitute performance-based compensation will be based upon attainment of pre-established goals relating to overall Company performance or the performance of a subsidiary, division, business unit or an individual. The pre-established goals may include one or more of the following:

         o operating earnings or income; operating earnings per share; net income; total or net revenues; gross or net premiums; shareholder return and/or value; retained earnings; book value or book value per share; gross or net margin; profit returns and margins; operating or net cash flow; financial return ratios; return on equity; return on average adjusted equity; return on assets; return on invested capital; earnings per share growth; change in embedded value; embedded value of new business;

         o budget achievement; expenses; expense control; market capitalization; stock price; market share; working capital; cash available to Company from a subsidiary or subsidiaries; dividends; ratings; business trends; economic value added; and

         o product development; client development; leadership; project progress; project completion; quality; customer satisfaction; diversity and corporate governance.

The goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

         In order to permit compliance with Section 162(m), the Committee has determined to make such awards in accordance with the following procedures: No later than the 90th day of each performance year, the Committee will establish an objective performance goal for that performance year and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The Committee must certify the attainment of the applicable performance goal before an award is made. The Committee may decrease the actual award amount paid to a covered person for any performance year based on such secondary goals and considerations as may be determined by the Committee in its sole discretion.

         The Committee will not change the material terms of the performance goals or the maximum amount payable with respect to any award to a covered officer, without first obtaining shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

         Stock Options. No income will ordinarily be realized by a participant on the grant of a stock option, and we will not be entitled to a deduction at such time. If a participant exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will generally be realized by the participant at the time of exercise. We will not be entitled to a deduction by reason of the exercise.

         If a participant disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the participant will experience a disqualifying disposition and will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the participant's basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition. If a participant disposes of the shares acquired pursuant to an incentive stock option following the later of the date (a) two years from the date of grant of the option or (b) one year from the date of exercise of the option, the difference, if any, between the amount realized from the sale and the exercise price will be taxed as a capital gain or capital loss.

         The excess of the fair market value of the shares at the time an incentive stock option is exercised over the exercise price is tax preference income taken into account in computing the alternative minimum tax applicable to the optionee. If, however, a disqualifying disposition occurs in the year in which the incentive stock option is exercised, the maximum amount that will be included for purposes of alternative minimum tax is the gain on the disposition of the shares.

         Upon the exercise of a non-qualified option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

         SARs. No income will be realized by a participant upon the grant of an SAR, and we will not be entitled to a deduction at such time. Upon the exercise of a SAR, the excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

         Restricted Stock. Unless a timely Section 83(b) election is made, as described in the following paragraph, a participant generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of common stock or the transfer restrictions (collectively, the "Restrictions") lapse. The amount recognized will be equal to the difference between the fair market value of the shares at the time the Restrictions lapse and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted stock will be subject to applicable tax withholding by us. If a timely Section 83(b) election has not been made, any dividends received with respect to common stock subject to the Restrictions will be treated as additional compensation income and not as dividend income.

         A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the participant. If the Section 83(b) election is made, the participant's holding period for capital gains begins on the date of grant.

         The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income. A participant's tax basis in shares of restricted stock received will be equal to the sum of the amount (if any) the participant paid for the common stock and the amount of ordinary income recognized by the participant as a result of making Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the participant's holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse. In general, we will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to shares of restricted stock. If, subsequent to the lapse of the Restrictions on the shares, the participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis in the shares of the participant will be taxed as a capital gain or capital loss.

         Performance Shares. A participant generally will not recognize taxable income upon the grant of performance shares. Instead, a participant will recognize as ordinary income, and we will have as a corresponding deduction, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the performance share award. The ordinary income the participant recognizes will be subject to applicable tax withholding by us. Upon selling any shares of common stock received by a participant in payment of an amount due under a performance share award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the participant's tax basis in the shares of common stock.

         Cash Awards. Awards payable in cash are includible in the participant's gross income when paid and deductible by us when paid or accrued.

         Other Stock-Based Awards or Benefits. The tax consequences associated with any other stock-based award or other benefits will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period (if any) and the participant's tax basis.

         The foregoing statement is only a summary of certain federal income tax consequences of the Flexible Stock Plan and is based on our understanding of present federal tax laws and regulations.

VOTE REQUIRED

         The vote required to approve this Item 3 is a majority of the common stock represented in person or by proxy at the Annual Meeting, provided the total votes cast represent over 50% of the shares entitled to vote. As a holder of common stock, MetLife is entitled to vote on this proposal. MetLife beneficially owns and has shared voting power with respect to approximately 52% of our outstanding shares. MetLife has informed us that it intends to vote FOR this Item 3; therefore, approval of this Item 3 by the shareholders is assured.

RECOMMENDATION OF THE BOARD

         In accordance with its charter, the Compensation Committee of the Board of Directors recommended to the Board of Directors that it approve the proposal regarding the establishment of performance measures as described above. The Board of Directors recommends that shareholders vote FOR the proposal.

EQUITY COMPENSATION PLAN INFORMATION

         The following table presents Equity Compensation Plan information as of December 31, 2007:

-----------------------------------------------------------------------------------------------------------------
                                    NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                                    BE ISSUED UPON EXERCISE      EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                    OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      ISSUANCE UNDER EQUITY
PLAN CATEGORY                         WARRANTS AND RIGHTS       WARRANTS AND RIGHTS       COMPENSATION PLANS
-----------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security Holders              2,981,022(1)               $37.98(2),(3)            3,234,851(4)
-----------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Not Approved by Security
Holders                                       ---                      ---                       ---
-----------------------------------------------------------------------------------------------------------------
TOTAL                                     2,981,022                  $37.98(2),(3)            3,234,851(4)
-----------------------------------------------------------------------------------------------------------------


                                      44


-----------------------
1. Includes the number of securities to be issued upon exercises under the following plans: Flexible Stock Plan - 2,917,219; Flexible Stock Plan for Directors - 32,183; and Phantom Stock Plan for Directors - 31,620.

2. Does not include 354,149 PCRS units to be issued under the Flexible Stock Plan, or 31,620 phantom units to be issued under the Phantom Stock Plan for Directors because those securities do not have an exercise price (i.e., a unit is a hypothetical share of our common stock with a value equal to the fair market value of our common stock).

3. Reflects the blended weighted-average exercise price of outstanding options under the Flexible Stock Plan ($38.06) and Flexible Stock Plan for Directors ($31.51).

4. Includes the number of securities remaining available for future issuance under the following plans: Flexible Stock Plan - 3,092,962; Flexible Stock Plan for Directors - 112,653; and Phantom Stock Plan for Directors - 29,236.

ADDITIONAL INFORMATION

VOTING

         The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote which are present in person or represented by proxy at the 2008 Annual Meeting is required to approve Items 1, 2 and 3 and to act on any other matters properly brought before the meeting (other than the other specified proposals), provided the total votes cast represent over 50% of the shares entitled to vote. Voting results will be disclosed in our Form 10-Q for the period ending June 30, 2008. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked "abstain" or which deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote. If no specification is made on a duly executed proxy, the proxy will be voted FOR Items 1, 2 and 3, and in the discretion of the persons named as proxies on such other business as may properly come before the meeting.

         As of February 1, 2008, MetLife beneficially owned approximately 52% of the shares of RGA common stock entitled to vote at the meeting. MetLife has indicated its intention to vote its shares FOR each of the proposals to be voted upon at the meeting, and the vote of MetLife will be sufficient to approve all items.

         We know of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER NOMINATIONS AND PROPOSALS

         As described in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider shareholder nominations for Directors that meet the notification, timeliness, consent and information requirements of our Articles of Incorporation. The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder, provided that the procedures with respect to nominations referred to above are followed. Potential candidates for nomination as Director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Chairs of the Audit or Nominating and Governance Committees. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources. The Committee will recommend candidates for election as Director only if the Committee determines, in its judgment, that they have the following specific, minimum

                                      45

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

qualifications that have been recommended by the Nominating and Governance Committee to, and approved by, the Board:

         o Financial Literacy. Such person should be "financially literate" as such qualification is interpreted by the Board of Directors in its business judgment.

         o Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

         o Commitment to Our Values. Such person shall be committed to promoting our financial success and preserving and enhancing our business and ethical reputation, as embodied in our Codes of Conduct.

         o Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of RGA.

         o Reputation and Integrity. Such person shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

         o Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including an understanding of marketing and finance, sound business judgment, significant experience and accomplishments and educational background.

         Shareholder proposals submitted under the process prescribed by the SEC (in Rule 14a-8 of the Exchange Act) for presentation at the 2009 Annual Meeting must be received by us by December 10, 2008, for inclusion in our Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

         In order for a Shareholder to nominate a candidate for director, under our Restated Articles of Incorporation, timely notice of the nomination must be given to us in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if we give less than 70 days notice of the meeting, or prior public disclosure of the date of the meeting, then the Shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The shareholder filing the notice of nomination must describe various matters as specified in our Amended and Restated Articles of Incorporation, including such information as name, address, occupation, and number of shares held.

         In order for a shareholder to bring other business before a Shareholder meeting, timely notice must be given to us within the time limits described above. Such notice must include a description of the proposed business, the reasons therefore, and other matters specified in our Amended and Restated Articles of Incorporation. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement.


                                      46

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

         In each case, the notice must be given to our Secretary, whose address is 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039. Any Shareholder desiring a copy of our Restated Articles of Incorporation or Bylaws will be furnished a copy, without charge, upon written request to the Secretary.

HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if your household currently receives multiple copies and would like to participate in householding in the future, please notify your broker.

ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

         This Proxy Statement and our 2007 Annual Report to Shareholders may be viewed online at www.rgare.com. You may request a physical copy of this Proxy Statement, form of proxy card and our Annual Report to Shareholders, without charge, by writing to us at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, Attention Secretary.

                 REINSURANCE GROUP OF AMERICA, INCORPORATED

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby appoint Jack B. Lay, James E. Sherman and William L. Hutton, or any of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 21, 2008, commencing at 2:00 p.m., St. Louis time, at the Company's offices at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

       PLEASE COMPLETE, SIGN AND DATE OTHER SIDE AND RETURN PROMPTLY.

  ------------------------------------------------------------------------
  ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
  ------------------------------------------------------------------------




  ------------------------------------------------------------------------


------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                                              April 9, 2008

Dear Shareholder:

    We invite you to attend the 2008 Annual Meeting of Shareholders of Reinsurance Group of America, Incorporated, to be held on May 21, 2008 at the Company's offices at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 at 2:00 p.m.

    It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the proxy form above, detach it, and return it promptly in the envelope provided.

    The proxy statement and our 2007 Annual Report to Shareholders may be viewed online at www.rgare.com.

                                                            Please
                                                            Mark Here    / /
                                                            for Address
                                                            Change or
                                                            Comments
                                                            SEE REVERSE SIDE

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

ELECTION OF DIRECTORS

1. To elect two directors for terms expiring in 2011;

01 J. Cliff Eason              FOR all nominees            WITHHOLD AUTHORITY
02 Joseph A. Reali        listed (except as marked          to vote for all
                               to the contrary)             nominees listed
                                    / /                          / /


(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list above.)


2. To approve the Company's 2008 Management        FOR     AGAINST    ABSTAIN
   Incentive Plan and;                             [ ]       [ ]        [ ]

3. To approve an amendment to the Company's        FOR     AGAINST    ABSTAIN
   Flexible Stock Plan.                            [ ]       [ ]        [ ]


The undersigned hereby acknowledges receipt of the Notice of the 2008 Annual Meeting of Shareholders and the accompanying Proxy
Statement.

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Items 1, 2 and 3.

Dated:__________________________________________________________, 2008


______________________________________________________________________
                                Signature

______________________________________________________________________
                        Signature if held jointly

If Shares are owned in joint names, both owners must sign. If address at left is incorrect, please write in the correct information.


PLEASE SIGN AS REGISTERED AND RETURN PROMPTLY TO:
REINSURANCE GROUP OF AMERICA, INCORPORATED, MIDTOWN STATION, PO BOX 870, NEW YORK, NY 10138


------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

      WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
              BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

  INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                    THE DAY PRIOR TO ANNUAL MEETING DAY.


 YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
                SHARES IN THE SAME MANNER AS IF YOU MARKED,
                    SIGNED AND RETURNED YOUR PROXY CARD.

---------------------------------------       -----------------------------------------
               INTERNET                                      TELEPHONE
    http://www.proxyvoting.com/rga                         1-866-540-5760

 Use the internet to vote your proxy.            Use any touch-tone telephone to
 Have your proxy card in hand when       OR      vote your proxy. Have your proxy
 you access the web site.                        card in hand when you call.

---------------------------------------       -----------------------------------------

         If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

           To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.



          IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE SHAREHOLDERS MEETING TO BE HELD MAY 21, 2008. THE PROXY STATEMENT
          AND ANNUAL REPORT MAY BE VIEWED ONLINE AT WWW.RGARE.COM

                  REINSURANCE GROUP OF AMERICA, INCORPORATED

                        2008 MANAGEMENT INCENTIVE PLAN

                            EFFECTIVE MAY 21, 2008

GENERAL PLAN PURPOSE AND STRUCTURE

The purpose of the Reinsurance Group of America, Incorporated 2008 Management Incentive Plan ("MIP") is to motivate superior, focused, and prudent performance on the part of associates for the ultimate benefit of shareholders and associates. The MIP is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of associates and provide appropriate incentive compensation opportunities to associates for achievement of established goals.

Awards under the MIP are intended to qualify as "other performance based compensation" under Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The MIP shall be interpreted and construed in a manner consistent with such purpose.

DEFINITIONS

The following words and phrases, when used below, unless the context clearly otherwise requires, shall have the following respective meanings:

         a.       Award. Any right granted to a Participant under the MIP to
                  -----
                  receive Compensation that is computed based upon the attainment of one or more Performance Goals.

         b.       Award Agreement. Any written agreement, contract, or other
                  ---------------
                  instrument or document (including, without limitation, a performance grid or worksheet) evidencing an Award.

         c.       Company. Reinsurance Group of America, Incorporated and its
                  -------
                  direct and indirect subsidiaries.

         d.       Compensation. The payment under an Award to which a
                  ------------
                  Participant is entitled under the MIP.

         e.       Participant. An eligible associate of Reinsurance Group of
                  -----------
                  America, Incorporated or one of its direct or indirect subsidiaries who is designated by the Compensation Committee, pursuant to the paragraph entitled
                  "Participation" below, as a participant in the MIP.

         f.       Performance Criteria. The criteria, or any combination of
                  --------------------
                  criteria, that the Compensation Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Plan Year (or other period of performance). The Performance Criteria that will be used to establish Performance Goals are limited to the following:

                  o operating earnings or income; operating earnings per share; net income; total or net revenues; gross or net premiums; shareholder return and/or value; retained earnings; book value or book value per share; gross or net margin; profit returns and margins; operating or net cash flow; financial return ratios; return on equity; return on average adjusted equity; return on assets; return on invested capital; earnings per share growth; change in embedded value; embedded value of new business;

                  o budget achievement; expenses; expense control; market capitalization; stock price; market share; working capital; cash available to Company from a subsidiary or subsidiaries; dividends; ratings; business trends; economic value added; and

                  o product development; client development; leadership; project progress; project completion; quality; customer satisfaction; diversity and corporate governance.

         g.       Performance Goals. The goals established in writing by the
                  -----------------
                  Compensation Committee for the Plan Year based upon any one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a subsidiary, division, business unit, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

         h.       Plan Year. The year on which the MIP is operated, which is
                  ---------
                  presently the calendar year.

PLAN ADMINISTRATION

1. The MIP shall be administered by the Compensation Committee of the Board of Directors of Reinsurance Group of America, Incorporated or subcommittee thereof (the "Compensation Committee"). The Compensation Committee shall consist of at least two individuals, each of whom qualifies as (a) a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended and (b) an "outside director" as defined in
         Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

2. Subject to any specific designation in the MIP and any limitations on its authority as delegated by the Board of Directors, the Compensation Committee has the exclusive power, authority and discretion to:

                  o     Designate Participants to receive Awards;
                  o     Determine the number of Awards to be granted;
                  o Determine the terms and conditions of any Award granted pursuant to the MIP, including, without limitation, any restrictions or limitations on the Award and any schedule for lapse of forfeiture restrictions, based in each case on such considerations as the Compensation Committee, in its sole discretion, determines;
                  o Determine whether, to what extent, and pursuant to what circumstances an Award may be canceled, forfeited or surrendered;
                  o Prescribe the form of each Award Agreement, which need not be identical for each Participant;
                  o Decide all other matters that must be determined in connection with an Award;
                  o Establish, adopt or revise an rules and regulations as it may deem necessary or advisable to administer the MIP;
                  o Interpret the terms of, and any matter arising pursuant to, the MIP or any Award Agreement; and

                  o Make all other decisions and determinations that may be required pursuant to the MIP or an Award Agreement as the Compensation Committee deems necessary or advisable to administer the MIP.

3. The Compensation Committee's interpretation of the MIP, any Awards granted pursuant to the MIP, any Award Agreement and all decisions and determinations by the Compensation Committee with respect to the MIP are final, binding and conclusive on all parties.

PARTICIPATION

Participants in the MIP shall be determined annually by the Compensation Committee, in its sole discretion. Participation in one year does not guarantee participation in subsequent years. No individual shall have any right to be granted an Award pursuant to the MIP.

AWARDS AND PERFORMANCE GOALS

Awards. Awards may be granted to Participants in such amounts and upon such
------
terms, and at any time and from time to time, as shall be determined by the Compensation Committee, subject to all terms and conditions of the MIP and the applicable Awards. Subject to the terms of the MIP and the applicable Award, after the applicable Plan Year (or other period of performance) has ended, a Participant with an Award shall be entitled to receive Compensation, at the time specified herein, to be determined as a function of and to the extent the applicable Performance Goals have been achieved. To protect shareholders, no awards of any kind will be payable for any fiscal year in which the performance criteria falls below a specified amount also known as the Trigger.

Establishing Performance Goals. The Performance Goals for each Participant and
------------------------------
the amount of Compensation payable if those goals are met shall be established in writing for each Plan Year (or other period of performance) by the Compensation Committee no later than 90 days after the commencement of the period of service to which the Performance Goals relate (which will generally be the beginning of the Plan Year) and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. Such goals and the Compensation payable for each Plan Year (or other period) if the goals are achieved shall be set forth in each Participant's Award Agreement.

Certification. No Compensation shall be payable to any Participant for any
-------------
Plan Year (or other period of performance) unless and until the Compensation Committee certifies that the Performance Goals and any other material terms were in fact satisfied.

NEGATIVE DISCRETION

The Compensation Committee shall have the discretion to reduce Compensation which would otherwise be payable upon attainment of one or more Performance Goals in whole or in part to the extent that it deems appropriate.

MAXIMUM COMPENSATION

The maximum amount of Compensation which shall be payable to any Participant for any Plan Year shall not exceed $3,000,000.

INCENTIVE AWARDS AND BENEFIT PLANS

The Compensation Committee, in its discretion, may elect to pay Compensation in cash or in the form of performance shares, restricted stock, or other stock-based awards. Any such stock-based Compensation may be under an applicable stock-based plan, as determined by the Compensation Committee. Compensation shall be included as "eligible compensation" for the Company's Retirement, Group Life Insurance and Disability plans, unless otherwise excluded by prevailing plan documents and/or local regulations.

OTHER ADMINISTRATIVE ISSUES

1. The MIP shall remain in effect until amended or terminated by the Compensation Committee. The Company intends to maintain the MIP indefinitely but reserves the right to amend or terminate it by Compensation Committee action at any time if the Compensation Committee so determines in its sole discretion.

2. Participation in the MIP is not a guarantee of employment, participation in one year does not guarantee participation in subsequent years, and participation shall be determined on an individual basis as approved by the Compensation Committee.

3. A Participant whose active employment with the Company has been terminated prior to the date Awards are determined and paid to other participants for such Plan Year (or other period) shall forfeit all rights to any Award for such period. However, if termination is due to retirement (at or after age 55), total disability (as determined by the Compensation Committee on the basis of appropriate medical evidence) or death, the Compensation Committee, in its sole discretion, may authorize an applicable Award, generally on a pro rated basis, but only to the extent the applicable performance goals have been met. Such Award shall be determined on a case-by-case basis. Any payment under any Award shall be made within the calendar year following the applicable Plan Year (or other period of performance) to which such Award relates.

4. A Participant whose individual performance is deemed to be unsatisfactory will forfeit his or her MIP Award if such forfeiture is approved by the Compensation Committee.

5. No Compensation will be payable under the MIP, as amended, unless the material terms upon which Compensation may be paid under the MIP is approved by the shareholders of Reinsurance Group of America, Incorporated.

6. Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the MIP shall be asserted during the Participant's lifetime only by the Participant or the Participant's legal representative.

7. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local, domestic or foreign, tax withholding.

                               AMENDMENT TO THE
                  REINSURANCE GROUP OF AMERICA, INCORPORATED
                              FLEXIBLE STOCK PLAN


                AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998

         WHEREAS, Reinsurance Group of America, Incorporated (the "Company") established the Reinsurance Group America, Incorporated Flexible Stock Plan (the "Plan") to enhance the ability of the Company to reward and provide stock based incentives to its key employees; and

         WHEREAS, the Company's shareholders previously approved the Plan and amendments thereto; and

         WHEREAS, the Board of Directors of the Company reserved the right to amend the Plan in section 6.1 thereof; and

         WHEREAS, on March 20, 2008, the Board of Directors approved an amendment to the Plan to establish performance objectives upon which award grants made pursuant to the Plan may be based;

         NOW, THEREFORE, the Company hereby amends the Plan by appending the following Appendix A to the end of the Plan:


                                  "APPENDIX A
                                  -----------

All Performance Shares granted pursuant to Article XVI of this Plan, and any other compensation granted pursuant to this Plan that is intended to constitute performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, shall be subject to attainment of one or more of the performance objectives as described in this Appendix A. This Appendix A sets forth all applicable performance objectives upon which a grant of Performance Shares under Sections 16.1 and 16.2 of the Plan or any other Benefit may be conditioned.

The performance objectives for a particular Benefit shall be established in writing in the applicable Agreement. The performance objectives may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The performance objectives may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

The performance objectives shall be based upon any one or more of the performance criteria set forth below and shall not be based on any other formal or informal performance criteria:

     o operating earnings or income; operating earnings per share; net income; total or net revenues; gross or net premiums; shareholder return and/or value; retained earnings; book value or book value per share; gross or net margin; profit returns and margins; operating or net cash flow; financial return ratios; return on equity; return on average adjusted equity; return on assets; return on invested capital; earnings per share growth; change in embedded value; embedded value of new business;

     o budget achievement; expenses; expense control; market capitalization; stock price; market share; working capital; cash available to Company from a subsidiary or subsidiaries; dividends; ratings; business trends; economic value added; and

     o product development; client development; leadership; project progress; project completion; quality; customer satisfaction; diversity and corporate governance."

IN WITNESS WHEREOF, Reinsurance Group of America, Incorporated hereby adopts the foregoing amendment this _____ day of _____________, 2008.



                                          REINSURANCE GROUP OF AMERICA,
                                          INCORPORATED



                                          /s/ A. Greig Woodring
                                          -------------------------------------
                                          A. Greig Woodring
                                          President and Chief Executive Officer

                               AMENDMENT TO THE
                  REINSURANCE GROUP OF AMERICA, INCORPORATED
                              FLEXIBLE STOCK PLAN

                AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998

         WHEREAS, Reinsurance Group of America, Incorporated (the "Company") established the Reinsurance Group of America, Incorporated Flexible Stock Plan (the "Plan") to enhance the ability of the Company to reward and provide stock based incentives to its key employees; and

         WHEREAS, the Company's shareholders previously approved the Plan and amendments thereto; and

         WHEREAS, on January 25, 2007, the Board of Directors of the Company approved an amendment to the Plan, subject to shareholder approval, to increase the total number of shares authorized for issuance under the Plan by 3,000,000 shares.

         NOW, THEREFORE, the Company hereby amends the Plan as follows:

         1. Effective upon the date of approval of this amendment by the Company's shareholders, Section 3.1 of the Plan is amended in its entirety to read as follows:

                  3.1 Number of Shares. The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 9,260,077 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

         2. Capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

         IN WITNESS WHEREOF, Reinsurance Group of America, Incorporated hereby adopts the foregoing amendment this 23rd day of May, 2007.

                                        REINSURANCE GROUP OF AMERICA,
                                          INCORPORATED

                                        /s/ A. Greig Woodring
                                        -------------------------------------
                                        A. Greig Woodring
                                        President and Chief Executive Officer

                                                                    Appendix A


                               AMENDMENT TO THE
                  REINSURANCE GROUP OF AMERICA, INCORPORATED
                              FLEXIBLE STOCK PLAN

                AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998

         WHEREAS, Reinsurance Group of America, Incorporated (the "Company") established the Reinsurance Group of America, Incorporated Flexible Stock Plan (the "Plan") to enhance the ability of the Company to reward and provide stock based incentives to its key employees; and

         WHEREAS, the Company's shareholders previously approved the Plan and amendments thereto; and

         WHEREAS, on January 28, 2004, the Board of Directors of the Company approved an amendment to the Plan, subject to shareholder approval, to eliminate the provision for a 5% annual increase in the number of Shares allocated to the Plan.

         NOW, THEREFORE, the Company hereby amends the Plan as follows:

         1. Effective upon the date of approval of this amendment by the Company's shareholders, Section 3.1 of the Plan is amended in its entirety to read as follows:

                  3.1 Number of Shares. The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 6,260,077 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

         2. Capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

         IN WITNESS WHEREOF, Reinsurance Group of America, Incorporated hereby adopts the foregoing amendment this 26th day of May, 2004.

                                          REINSURANCE GROUP OF AMERICA,
                                           INCORPORATED

                                          /s/ A. Greig Woodring
                                          ------------------------------------
                                          A. Greig Woodring
                                          President and Chief Executive Officer

                            SECOND AMENDMENT TO THE
                  REINSURANCE GROUP OF AMERICA, INCORPORATED
                              FLEXIBLE STOCK PLAN

                AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998

         WHEREAS, Reinsurance Group of America, Incorporated (the "Company") established the Reinsurance Group of America, Incorporated Flexible Stock Plan (the "Plan") to enhance the ability of the Company to reward and provide stock based incentives to its key employees; and

         WHEREAS, the Company's shareholders previously approved the Plan and an amendment thereto; and

         WHEREAS, on March 15, 2000, the Board of Directors of the Company approved an amendment to the Plan, subject to shareholder approval, to increase the total number of shares authorized for issuance under the Plan by 1,500,000 shares; and

         WHEREAS, the Company's shareholders approved the amendment on May 24, 2000; and

         WHEREAS, on January 29, 2003, the Compensation Committee of the Board of Directors of the Company approved a second amendment to the Plan, subject to shareholder approval, to increase the total number of shares authorized for issuance under the Plan by 1,500,000 shares.

         NOW, THEREFORE, the Company hereby amends the Plan as follows:

         1. Effective upon the date of approval of this amendment by the Company's shareholders, Section 3.1 of the Plan is amended in its entirety to read as follows:

                  3.1 Number of Shares. The number of Shares which may be
                      ----------------
                  issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 6,260,077 Shares. Such number of Shares shall increase annually, effective as of the first day of each Fiscal Year, by the number of Shares equal to 5% of the number of Shares allocated to this Plan as of the first day of such Fiscal Year. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

         2. Capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

         IN WITNESS WHEREOF, Reinsurance Group of America, Incorporated hereby adopts the foregoing amendment this 28th day of May, 2003.

                                     REINSURANCE GROUP OF AMERICA, INCORPORATED

                                     By: /s/ A. Greig Woodring
                                     -------------------------------------
                                     A. Greig Woodring, President and
                                     Chief Executive Officer

                               AMENDMENT TO THE
                  REINSURANCE GROUP OF AMERICA, INCORPORATED
                              FLEXIBLE STOCK PLAN

                AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998

         WHEREAS, Reinsurance Group of America, Incorporated (the "Company") established the Reinsurance Group of America, Incorporated Flexible Stock Plan (the "Plan") to enhance the ability of the Company to reward and provide stock based incentives to its key employees; and

         WHEREAS, the Company's shareholders previously approved the Plan and an amendment thereto; and

         WHEREAS, on March 15, 2000, the Board of Directors of the Company approved a second amendment to the Plan, subject to shareholder approval, to increase the total number of shares authorized for issuance under the Plan by 1,500,000 shares.

         NOW, THEREFORE, the Company hereby amends the Plan as follows:

         1. Effective upon the date of approval of this amendment by the Company's shareholders, Section 3.1 of the Plan is amended in its entirety to read as follows:

                  3.1 Number of Shares. The number of Shares which may be
                      ----------------
                  issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 3,486,564 Shares. Such number of Shares shall increase annually, effective as of the first day of each Fiscal Year, commencing with the Fiscal Year beginning in 2001, by the number of Shares equal to 5% of the number of Shares allocated to this Plan as of the first day of such Fiscal Year. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

         2. Capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

         IN WITNESS WHEREOF, Reinsurance Group of America, Incorporated hereby adopts the foregoing amendment this 16th day of March, 2000.

                                    REINSURANCE GROUP OF AMERICA, INCORPORATED


                                    By: /s/ A. Greig Woodring
                                    -------------------------------------
                                    A. Greig Woodring, President and
                                    Chief Executive Officer

                  REINSURANCE GROUP OF AMERICA, INCORPORATED

                              FLEXIBLE STOCK PLAN

                AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998

                  REINSURANCE GROUP OF AMERICA, INCORPORATED
                              FLEXIBLE STOCK PLAN

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I - NAME AND PURPOSE
        1.1    Name                                                          1
        1.2    Purpose                                                       1

ARTICLE II - DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
        2.1    General Definitions                                           1
               (a)    Affiliate                                              1
               (b)    Agreement                                              1
               (c)    Benefit                                                1
               (d)    Board                                                  1
               (e)    Cash Award                                             1
               (f)    Change of Control                                      1
               (g)    Code                                                   1
               (h)    Company                                                1
               (i)    Committee                                              1
               (j)    Common Stock                                           2
               (k)    Effective Date                                         2
               (l)    Employee                                               2
               (m)    Employer                                               2
               (n)    Exchange Act                                           2
               (o)    Fair Market Value                                      2
               (p)    Fiscal Year                                            2
               (q)    ISO                                                    2
               (r)    NQSO                                                   2
               (s)    Option                                                 2
               (t)    Other Stock Based Award                                2
               (u)    Parent                                                 2
               (v)    Participant                                            2
               (w)    Performance Share                                      2
               (x)    Plan                                                   2
               (y)    Restricted Stock                                       3
               (z)    Rule 16b-3                                             3
               (aa)   SEC                                                    3
               (bb)   Share                                                  3
               (cc)   SAR                                                    3
               (dd)   Subsidiary                                             3
        2.2    Other Definitions                                             3
        2.3    Conflicts in Plan                                             3

ARTICLE III - COMMON STOCK
        3.1    Number of Shares                                              3
        3.2    Reusage                                                       3
        3.3    Adjustments                                                   3

ARTICLE IV - ELIGIBILITY
        4.1    Determined By Committee                                       4

ARTICLE V - ADMINISTRATION
        5.1    Committee                                                     4
        5.2    Authority                                                     4
        5.3    Delegation                                                    5
        5.4    Adjudication of Claims                                        5

ARTICLE VI - AMENDMENT
        6.1    Power of Board                                                5
        6.2    Limitation                                                    5

ARTICLE VII - TERM AND TERMINATION
        7.1    Term                                                          6
        7.2    Termination                                                   6

ARTICLE VIII - MODIFICATION OR TERMINATION OF BENEFITS
        8.1    General                                                       6
        8.2    Committee's Right                                             6

ARTICLE IX - CHANGE OF CONTROL
        9.1    Right of Committee                                            6

ARTICLE X - AGREEMENTS AND CERTAIN BENEFITS
        10.1   Grant Evidenced by Agreement                                  7
        10.2   Provisions of Agreement                                       7
        10.3   Certain Benefits                                              7

ARTICLE XI - REPLACEMENT AND TANDEM AWARDS
        11.1   Replacement                                                   7
        11.2   Tandem Awards                                                 7

ARTICLE XII - PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING
        12.1   Payment                                                       7
        12.2   Dividend Equivalents                                          8
        12.3   Deferral                                                      8
        12.4   Withholding                                                   8

ARTICLE XIII - OPTIONS
        13.1   Types of Options                                              8
        13.2   Shares for ISOs                                               8
        13.3   Grant of ISOs and Option Price                                8
        13.4   Other Requirements for ISOs                                   8
        13.5   NQSOs                                                         8
        13.6   Determination by Committee                                    8
        13.7   Limitation Shares Covered by Options                          9

ARTICLE XIV - SARS
        14.1   Grant and Payment                                             9
        14.2   Grant of Tandem Award                                         9
        14.3   ISO Tandem Award                                              9
        14.4   Payment of Award                                              9
        14.5   Limitation on SARs.                                           9

ARTICLE XV - RESTRICTED STOCK
        15.1   Description                                                   9
        15.2   Cost of Restricted Stock                                      9
        15.3   Non-Transferability                                          10

ARTICLE XVI - PERFORMANCE SHARES
        16.1   Description                                                  10
        16.2   Grant                                                        10

ARTICLE XVII - CASH AWARDS
        17.1   Grant                                                        10
        17.2   Limitation on Amount                                         10
        17.3   Restrictions                                                 10

ARTICLE XVIII - OTHER STOCK BASED AWARDS AND OTHER BENEFITS
        18.1   Other Stock Based Awards                                     10
        18.2   Other Benefits                                               10

ARTICLE XIX - MISCELLANEOUS PROVISIONS
        19.1   Underscored References                                       10
        19.2   Number and Gender                                            11
        19.3   Governing Law                                                11
        19.4   Purchase for Investment                                      11
        19.5   No Employment Contract                                       11
        19.6   No Effect on Other Benefits                                  11

                  REINSURANCE GROUP OF AMERICA, INCORPORATED
                              FLEXIBLE STOCK PLAN

                                   ARTICLE I
                                   ---------

                               NAME AND PURPOSE
                               ----------------

              1.1 Name. The name of this Plan is the "Reinsurance Group of
                  ----
America, Incorporated Flexible Stock Plan."

              1.2 Purpose. The Company has established this Plan to attract,
                  -------
retain, motivate and reward Employees and other individuals, to encourage ownership of the Company's Common Stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards.

                                  ARTICLE II
                                  ----------

                DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
                ----------------------------------------------

              2.1 General Definitions. The following words and phrases, when
                  -------------------
used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

              (a) Affiliate. A Parent or Subsidiary of the Company.
                  ---------

              (b) Agreement. The document which evidences the grant of any
                  ---------
 Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

              (c) Benefit. Any benefit granted to a Participant under the
                  -------
Plan.

              (d) Board. The Board of Directors of the Company.
                  -----

              (e) Cash Award. A Benefit payable in the form of cash.
                  ----------

              (f) Change of Control. The acquisition, without the approval of
                  -----------------
the Board, by any person or entity, other than the Company or a Related Entity, of more than 20% of the outstanding Shares through a tender offer, exchange offer or otherwise; the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets; a merger or consolidation involving the Company which results in the Company not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the Board at the start of such period (or whose election was approved by at least two-thirds of the then members of the Board who were members at the start of the two-year period) do not constitute at least 50% of the Board for any reason. A Related Entity is the Parent, a Subsidiary or any employee benefit plan (including a trust forming a part of such a plan) maintained by the Parent, the Company or a Subsidiary.

              (g) Code. The Internal Revenue Code of 1986, as amended. Any
                  ----
reference to the Code includes the regulations promulgated pursuant to the Code.

              (h) Company. Reinsurance Group of America, Incorporated.
                  -------

              (i) Committee. The Committee described in Section 5.1.
                  ---------

              (j) Common Stock. Any class of the Company's common stock.
                  ------------

              (k) Effective Date. The date that the Plan is approved by the
                  --------------
shareholders of the Company which must occur within one year before or after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

              (l) Employee. Any person employed by the Employer.
                  --------

              (m) Employer. The Company and all Affiliates.
                  --------

              (n) Exchange Act. The Securities Exchange Act of 1934, as
                  ------------
amended.

              (o) Fair Market Value. The closing price of Shares on the New
                  -----------------
York Stock Exchange on a given date, or, in the absence of sales on a given date, the closing price on the New York Stock Exchange on the last day on which a sale occurred prior to such date.

              (p) Fiscal Year. The taxable year of the Company which is the
                  -----------
calendar year.

              (q) ISO. An Incentive Stock Option as defined in Section 422 of
                  ---
the Code.

              (r) NQSO. A Non-Qualified Stock Option, which is an Option that
                  ----
does not qualify as an ISO.

              (s) Option. An option to purchase Shares granted under the Plan.
                  ------

              (t) Other Stock Based Award. An award under ARTICLE XVIII that
                  -----------------------
is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

              (u) Parent. Any corporation (other than the Company or a
                  ------
Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Company's present Parent is General American Life Insurance Company.

              (v) Participant. An individual who is granted a Benefit under
                  -----------
the Plan. Benefits may be granted only to Employees, employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described.

              (w) Performance Share. A Share awarded to a Participant under
                  -----------------
ARTICLE XVI of the Plan.

              (x) Plan. The Reinsurance Group of America, Incorporated
                  ----
Flexible Stock Plan and all amendments and supplements to it.

              (y) Restricted Stock. Shares issued under ARTICLE XV of the
                  ----------------
Plan.

              (z) Rule 16b-3. Rule 16b-3 promulgated by the SEC under the
                  ----------
Exchange Act, as amended, or any successor rule in effect from time to time.

              (aa) SEC. The Securities and Exchange Commission.
                   ---

              (bb) Share. A share of Common Stock.
                   -----

              (cc) SAR. A Stock Appreciation Right, which is the right to
                   ---
receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

              (dd) Subsidiary. Any corporation, other than the Company, in an
                   ----------
unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              2.2 Other Definitions. In addition to the above definitions,
                  -----------------
certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

              2.3 Conflicts in Plan. In the case of any conflict in the terms
                  -----------------
of the Plan relating to a Benefit, the provisions in the ARTICLE of the Plan which specifically grants such Benefit shall control those in a different ARTICLE.

                                  ARTICLE III
                                  -----------

                                 COMMON STOCK
                                 ------------

              3.1 Number of Shares. The number of Shares which may be issued
                  ----------------
or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall initially be 825,000 Shares. Such number of Shares shall increase annually, effective as of the first day of each Fiscal Year, commencing with the Fiscal Year beginning in 1994, by the number of Shares equal to 5% of the number of Shares allocated to this Plan as of the first day of such Fiscal Year. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

              3.2 Reusage. If an Option or SAR expires or is terminated,
                  -------
surrendered, or cancelled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan.

              3.3 Adjustments. If there is any change in the Common Stock of
                  -----------
the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock and Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                                  ARTICLE IV
                                  ----------

                                  ELIGIBILITY
                                  -----------

              4.1 Determined By Committee. The Participants and the Benefits
                  -----------------------
they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services.

                                   ARTICLE V
                                   ---------

                                ADMINISTRATION
                                --------------

              5.1 Committee. The Plan shall be administered by the Committee.
                  ---------
The Committee shall consist of three or more members of the Board each of whom is a "Non-Employee Director" as defined in Rule 16b-3 and who is an "outside director" as defined in Code Section 162(m)(4)(C)(i). The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

              5.2 Authority. Subject to the terms of the Plan, the Committee
                  ---------
shall have discretionary authority to:

              (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the time of all such grants;

              (b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

              (c) interpret and construe the Plan and all Agreements;

              (d) prescribe, amend and rescind rules and regulations relating to the Plan;

              (e) determine the content and form of all Agreements;

              (f) determine all questions relating to Benefits under the Plan;

              (g) maintain accounts, records and ledgers relating to Benefits;

              (h) maintain records concerning its decisions and proceedings;

              (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

              (j) take, at anytime, any action permitted by Section 9.1 irrespective of whether any Change of Control has occurred or is imminent; and

              (k) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

              5.3 Delegation. Except as required by Rule 16b-3 with respect to
                  ----------
grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3, Code Section 162(m), or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

              5.4 Adjudication of Claims. The Committee shall have full and
                  ----------------------
complete discretionary authority to make all determinations as to the right to Benefits under the Plan. In the event that a Participant believes he has not received the Benefits to which he is entitled under the Plan, a claim shall be made in writing to the Committee. The claim shall be reviewed by the Committee. If the claim is approved or denied, in full or in part, the Committee shall provide a written notice of approval or denial within 90 days with, in the case of a denial, the specific reasons for the denial and specific reference to the provisions of the Plan and/or Agreement upon which the denial is based. A claim shall be deemed denied if the Committee does not take any action within the aforesaid 90 day period. If a claim is denied or deemed denied and a review is desired, the Participant shall notify the Committee in writing within 60 days of the receipt of notice of denial or the date on which the claim is deemed to be denied, as the case may be. In requesting a review, the Participant may review the Plan or any document relating to it and submit any written issues and comments he may deem appropriate. The Committee shall then review the claim and provide a written decision within 60 days. This decision, if adverse to the Participant, shall state the specific reasons for the decision and shall include reference to specific provisions of the Plan and/or Agreement on which the decision is based. The Committee's decision on review shall be final and binding.

                                  ARTICLE VI
                                  ----------

                                   AMENDMENT
                                   ---------

              6.1 Power of Board. Except as hereinafter provided, the Board
                  --------------
shall have the sole right and power to amend the Plan at any time and from time to time.

              6.2 Limitation. The Board may not amend the Plan, without
                  ----------
approval of the shareholders of the Company:

              (a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

              (b) in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3 or Code Section 162(m); or

              (c) in a manner which would violate applicable law.

                                  ARTICLE VII
                                  -----------

                             TERM AND TERMINATION
                             --------------------

              7.1 Term. The Plan shall commence as of the Effective Date and,
                  ----
subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

              7.2 Termination. The Plan may be terminated at any time by the
                  -----------
Board.


                                 ARTICLE VIII
                                 ------------

                    MODIFICATION OR TERMINATION OF BENEFITS
                    ---------------------------------------

              8.1 General. Subject to the provisions of Section 8.2, the
                  -------
amendment or termination of the Plan shall not adversely affect a Participant's right to any Benefit granted prior to such amendment or termination.

              8.2 Committee's Right. Any Benefit granted may be converted,
                  -----------------
modified, forfeited or cancelled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted.

                                  ARTICLE IX
                                  ----------

                               CHANGE OF CONTROL
                               -----------------

              9.1 Right of Committee. In order to maintain a Participant's
                  ------------------
rights in the event of a Change in Control, the Committee, in its sole discretion, may, in any Agreement evidencing a Benefit, or at any time prior to, or simultaneously with or after a Change in Control, provide such protection as it may deem necessary. Without, in any way, limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may:

              (a) provide for the acceleration of any time periods relating to the exercise or realization of such Benefit so that such Benefit may be exercised or realized in full on or before a date fixed by the Committee;

              (b) provide for the purchase of such Benefit, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit had such Benefit been currently exercisable or payable;

              (c) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

              (d) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

                                   ARTICLE X
                                   ---------

                        AGREEMENTS AND CERTAIN BENEFITS
                        -------------------------------

              10.1 Grant Evidenced by Agreement. The grant of any Benefit
                   ----------------------------
under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

             10.2 Provisions of Agreement. Each Agreement shall contain such
                  -----------------------
provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

             10.3 Certain Benefits. Except as otherwise expressly provided in
                  ----------------
an Agreement, any Benefit granted to an individual who is subject to Section 16 of the Exchange Act shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him, his guardian or his legal representative.

                                  ARTICLE XI
                                  ----------

                         REPLACEMENT AND TANDEM AWARDS
                         -----------------------------

              11.1 Replacement. The Committee may permit a Participant to
                   -----------
elect to surrender a Benefit in exchange for a new Benefit.

              11.2 Tandem Awards. Awards may be granted by the Committee in
                   -------------
tandem. However, no Benefit may be granted in tandem with an ISO except SARs.


                                  ARTICLE XII
                                  -----------

                 PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING
                 --------------------------------------------

              12.1 Payment. Upon the exercise of an Option or in the case of
                   -------
any other Benefit that requires a payment to the Company, the amount due the Company is to be paid:

              (a) in cash;

              (b) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;

              (c) in other property, rights and credits, including the Participant's promissory note if permitted under applicable law; or

              (d) by any combination of the payment methods specified in (a),
(b) and (c) above.

Notwithstanding, the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Common Stock purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

              12.2 Dividend Equivalents. Grants of Benefits in Shares or Share
                   --------------------
equivalents may include dividend equivalent payments or dividend credit rights.

              12.3 Deferral. The right to receive any Benefit under the Plan
                   --------
may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

              12.4 Withholding. The Company, at the time any distribution is
                   -----------
made under the Plan, whether in cash or in Shares, may withhold from such distribution any amount necessary to satisfy federal, state and local income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in Shares.

                                 ARTICLE XIII
                                 ------------

                                    OPTIONS
                                    -------

              13.1 Types of Options. It is intended that both ISOs and NQSOs
                   ----------------
may be granted by the Committee under the Plan.

              13.2 Shares for ISOs. The number of Shares for which ISOs may be
                   ---------------
granted on or after the Effective Date shall not exceed 150,000 Shares.

              13.3 Grant of ISOs and Option Price. Each ISO must be granted to
                   ------------------------------
an Employee and granted within ten years from the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

              13.4 Other Requirements for ISOs. The terms of each Option which
                   ---------------------------
is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

              13.5 NQSOs. The terms of each NQSO shall provide that such Option
                   -----
will not be treated as an ISO. The purchase price for Shares under any NQSO shall be equal to or greater than the Fair Market Value of the Shares at the time the Option is granted.

              13.6 Determination by Committee. Except as otherwise provided in
                   --------------------------
Section 13.2 through Section 13.5, the terms of all Options shall be determined by the Committee.

              13.7 Limitation on Shares Covered by Options. The maximum number
                   ---------------------------------------
of Shares with respect to which such Options may be granted to any Participant in any 1 year period shall not exceed 200,000 shares. For purposes of the preceding sentence, the Shares covered by an Option that is cancelled shall count against the maximum number of Shares, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option.

                                  ARTICLE XIV
                                  -----------

                                     SARS
                                     ----

              14.1 Grant and Payment. The Committee may grant SARs. Upon
                   -----------------
electing to receive payment of a SAR, a Participant shall receive payment in cash, in Common Stock, or in any combination of cash and Common Stock, as the Committee shall determine.

              14.2 Grant of Tandem Award. The Committee may grant SARs in
                   ---------------------
tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

              14.3 ISO Tandem Award. When SARs are granted in tandem with an
                   ----------------
ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

              14.4 Payment of Award. SARs shall be paid, to the extent payment
                   ----------------
is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

              14.5 Limitation on SARs. The maximum number of SARs which may be
                   ------------------
granted to any Participant in any 1 year period shall not exceed 15,000 SARs. For purposes of the preceding sentence, any SARs that are cancelled shall count against the maximum number of SARs, and, if the Fair Market Value of a Share on which the appreciation under a SAR will be calculated is reduced, the transaction shall be treated as a cancellation of the SAR and a grant of a new SAR.

                                  ARTICLE XV
                                  ----------

                               RESTRICTED STOCK
                               ----------------

              15.1 Description. The Committee may grant Benefits in Shares
                   -----------
available under ARTICLE III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. The grantee shall be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

              15.2 Cost of Restricted Stock. Grants of Shares of Restricted
                   ------------------------
Stock shall be made at a per Share cost to the Participant equal to par value.

              15.3 Non-Transferability. Shares of Restricted Stock shall not
                   -------------------
be transferable until after the removal of the legend with respect to such Shares.

                                 ARTICLE XVI
                                 -----------

                              PERFORMANCE SHARES
                              ------------------

              16.1 Description. Performance Shares are the right of an
                   -----------
individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms of such grant. Generally, such right shall be based upon the attainment of targeted profit and/or performance objectives.

              16.2 Grant. The Committee may grant an award of Performance
                   -----
Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

                                 ARTICLE XVII
                                 ------------

                                  CASH AWARDS
                                  -----------

              17.1 Grant. The Committee may grant Cash Awards at such times
                   -----
and (subject to Section 17.2) in such amounts as it deems appropriate.

              17.2 Limitation on Amount. The Amount of any Cash Award in any
                   --------------------
Fiscal Year to any Participant who is subject to Section 16 of the Exchange Act shall not exceed the greater of $100,000 or 50% of his cash compensation (excluding any Cash Award under this ARTICLE XVII) for such Fiscal Year.

              17.3 Restrictions. Cash Awards may be subject or not subject to
                   ------------
conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both.

                                 ARTICLE XVIII
                                 -------------

                  OTHER STOCK BASED AWARDS AND OTHER BENEFITS
                  -------------------------------------------

              18.1 Other Stock Based Awards. The Committee shall have the
                   ------------------------
right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

              18.2 Other Benefits. The Committee shall have the right to
                   --------------
provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

                                  ARTICLE XIX
                                  -----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

              19.1 Underscored References. The underscored references
                   ----------------------
contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

              19.2 Number and Gender. The masculine and neuter, wherever used
                   -----------------
in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

              19.3 Governing Law. This Plan shall be construed and
                   -------------
administered in accordance with the laws of the State of Missouri.

              19.4 Purchase for Investment. The Committee may require each
                   -----------------------
person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

              19.5 No Employment Contract. The adoption of the Plan shall not
                   ----------------------
confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

              19.6 No Effect on Other Benefits. The receipt of Benefits under
                   ---------------------------
the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.